Exhibit: 99.50

THE PRUDENTIAL INSURANCE COMPANY

OF AMERICA,

LESSOR

AND

EMPIRE STATE BUILDING ASSOCIATES,

LESSEE

MODIFICATION

OF

Indenture of Lease

Dated December 27, 1961

Demised Premises:    350 Fifth Avenue,

                                           New York, New York

The property affected by the within instrument lies in Section 3,

Block 835 on the Land Map of the County of New York

RECORDED IN THE OFFICE OF THE REGISTER OF

THE CITY OF NEW YORK, NEW YORK COUNTY,

IN LIBER             OF CONVEYANCES,

PAGE     , DECEMBER     , 1961.

i

This Modification of Indenture of Lease, dated the 27th day of December, 1961, made by and between THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, having its principal office and place of business at 745 Broad Street, Newark, New Jersey, hereinafter beginning with Article 1 hereof called “Lessor”, and EMPIRE STATE BUILDING ASSOCIATES, a general partnership consisting of Lawrence A. Wien, Henry W. Klein and Peter L. Malkin, residing respectiveinly of Newtown Turnpike (no street number), Weston Conencticut, Sterling Road (no street number), Harrison, New York, and Summit Ridge Road (no street number), Stamford Connecticut, and having its principal offices and place of business at 60 East 42nd Street, New York, New York, hereinafter beginning with Article 1 hereof called “Lessee”,

WHEREAS, EMPIRE STATE, INC., a New York corporation, by Indenture dated December 21, 1951 and recorded on December 21, 1951 in the Office of the Register of The City of New York, New York County, in Liber 4759 of Conveyances at Page 522, granted and convoyed unto ALGLAN REALTY CORPORATION, ROSTEV REALTY CORPORATION, and BENTOB REALTY CORPORATION, three New York corporations, the fee simple title of all that lot and parcel of land with the buildings and improvements thereon, located on Fifth Avenue between West 33rd Street and West 34th Street, in the Borough of Manhattan, City, Comity and State of New York, as in said Indenture and as hereinafter more particularly described by metes and bounds; and

WHEREAS, the said ALGLAN REALTY CORPORATION, ROSTEV REALTY CORPORATION, and BENTOB REALTY CORPORATION, by Indenture dated December 21, 1951 and recorded on December 21, 1951 in the said Register’s Office in Liber 4759 of Conveyances at Page 526, granted and conveyed unto THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, a New Jersey corporation, the fee simple title of said lot and parcel of land exclusive of the buildings and improvements thereon as in said Indenture more particularly described; and

WHEREAS, the said THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, by Indenture of Lease (hereinafter called the “Ground Lease”), dated December 21, 1951 and recorded on December 21, 1951 in the said Register’s Office in Liber 4759 of Conveyances at Page 534, leased, rented, let and demised the said lot and parcel of land, exclusive of the buildings and improvements thereon, unto the said ALGLAN REALTY CORPORATION, ROSTEV REALTY CORPORATION, and BENTOB REALTY CORPORATION for a term of 30 years from December 21, 1951, with certain renewal privileges, but upon the condition and with covenants that the ownership of the said buildings and improvements would continue inseparable from the ownership of the Leasehold created by the said Ground Lease for the duration of said Leasehold’s existence and that upon termination thereof said buildings and improvements would become the property of the said THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, its successors and assigns, all as in said Ground Lease more particularly set forth; and

WHEREAS, immediately after the execution of said Ground Lease, the said ALGLAN REALTY CORPORATION, ROSTEV REALTY CORPORATION, and BENTOB REALTY CORPORATION, by Indenture dated December 21, 1951 and recorded on December 21, 1951 in said Register’s Office in Liber 4759 of Conveyances at Page 609, granted and conveyed the said buildings and improvements unto IMPERIUM CORPORATION, a New York corporation, and in and by the same Indenture the said ALGLAN REALTY CORPORATION, ROSTEV REALTY CORPORATION, and BENTOB REALTY CORPORATION assigned, transferred and set over all interest in the said Ground Lease and the said IMPERIUM CORPORATION executed and acknowledged said Indenture containing the said Assignment to evidence its assumption of said Ground Lease by covenanting and agreeing for the benefit of the said THE PRUDENTIAL, INSURANCE COMPANY OF AMERICA, its successors and assigns, to observe and perform each and every term, covenant, and condition contained in said Ground Lease, as in said Indenture more particularly set forth; and

WHEREAS, in addition to the assumption of the said Ground Lease as contained in said Indenture next above referred to, IMPERIUM CORPORATION, by a separate Assumption of Lease Agreement, dated December 21, 1951 and recorded on December 21, 1951 in said Register’s Office in Liber 4759 of Conveyances at Page 605, did, for itself, its successors and assigns, covenant and agree with the said THE PRUDENTIAL INSURANCE COMPANY OF AMERICA to keep and perform each and every term, covenant, agreement, condition and provision on the part of Lessee (hereinafter called “Ground Lessee”) to be kept and performed; and

WHEREAS, the Certificate of Incorporation of the said IMPERIUM CORPORATION was amended by a Certificate changing its corporate name to EMPIRE STATE BUILDING CORPORATION, which Certificate was filed on December 27, 1951 in the Office of the Department of State, Albany, New York, and was also filed on January 11, 1952 in the New York County Clerk’s Office, New York, New York; and

WHEREAS, the said EMPIRE STATE BUILDING CORPORATION, formerly IMPERIUM CORPORATION, by Indenture dated December 27, 1961 and about to be recorded in the said Register’s Office, granted and conveyed unto the said THE PRUDENTIAL INSURANCE COMPANY OF AMERICA the said buildings and improvements as in said Indenture more particularly described; and which Indenture, by provision therein, effected a merger of the fee simple title to said lot and parcel of land with the title to the said buildings and improvements erected thereon; and

WHEREAS, simultaneously with the above mentioned transfer of title to the said buildings and improvements to the said THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, the said EMPIRE STATE BUILDING CORPORATION, formerly IMPERIUM CORPORATION, by and with the written consent of the said THE PRUDENTIAL INSURANCE COMPANY OF AMERICA, assigned, transferred and set over unto the said EMPIRE STATE BUILDING ASSOCIATES all right, title and interest in and to the said Ground Lease, by Instrument of Assignment, dated December 27, 1961 and about to be recorded in said Register’s Office; and

WHEREAS, the parties hereto intend, as an integral part of a simultaneous transaction, to modify the said Ground Lease by eliminating all provisions therein with respect to Ground Lessee’s ownership of the building and improvements (as they are more particularly referred to in said Ground Lease but collectively referred to therein as the Building), as well as all duties and obligations of Ground Lessee in connection with such ownership, by including the Building in the premises demised, by extending the initial term and all renewals thereof, by increasing the amount of net rent and, among other things, by replacing all the terms, covenants, agreements, provisions, conditions and limitations of said Ground Lease by those hereinafter set forth.

NOW, THEREFORE, this Modification of Indenture of Lease (hereinafter called the “Lease”)

W I T N E S S E T H:

ARTICLE 1

DEMISED PREMISES—TERM OF LEASE

That Lessor, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Lessee, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise, unto Lessee, and Lessee does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed:

ALL that lot and parcel of land with the buildings and improvements thereon erected, including fixtures, equipment and other property used or procured for use in connection with the operation of said buildings and improvements and located therein or thereon, situate, lying and being in the Borough of Manhattan, City, County and State of New York, bounded and described as follows:

BEGINNING at the corner formed by the intersection of the southerly side of West 34th Street with the westerly side of Fifth Avenue; thence southerly along the westerly side of Fifth Avenue, 197 feet 6 inches to the northerly side of West 33rd Street; thence westerly along the northerly side of West 33rd Street, 500 feet; thence northerly and parallel with the westerly side of Fifth Avenue, 98 feet 9 inches to the middle line of the block; thence easterly and parallel with the northerly side of West 33rd Street, 75 feet; thence again northerly and parallel with the westerly side of Fifth Avenue and part of the distance through a party wall 98 feet 9 inches to the southerly side of West 34th Street; thence easterly along the southerly side of West 34th Street 425 feet to the corner aforesaid, the point or place of BEGINNING.

(The said buildings and improvements, including the said fixtures, equipment and other property was granted and conveyed to the Lessor by, and described more particularly in, said Indenture dated December 27, 1961 and about to be recorded in said Register’s Office, and therein referred to collectively as the “premises” and hereinafter collectively called the “Building”. The said lot and parcel of land and the said Building, and any and all renewals, replacements of, additions to and substitutes for the said Building or any part thereof, and the personal property as next described, constitute and are hereinafter referred to as the “Demised Premises”, which is now known as the Empire State Building with the address number of 350 Fifth Avenue, New York, New York.)

TOGETHER with all right, title and interest, if any, of Lessor in and to certain personal property located in and about the Building and used or procured for use in connection with the operation of the Demised Premises and all renewals, replacements of, additions to, and substitutions for the same, described generally as follows: (1) all office furniture, furnishings and equipment (including, without limitation, office machines, desks, chairs, tables, lamps, cabinets, file cases, typewriters, bookkeeping machines, calculating machines and reproduction and copying equipment), (2) office supplies, and (3) all books and records.

TOGETHER with all right, title and interest, if any, of Lessor in and to any land lying in the bed of any street or avenue adjoining the said lot and parcel of land above described to the center lines thereof.

TOGETHER with all right, title and interest, if any, of Lessor in and to any and all strips and gores of land and in and to any and all sidewalks and alleys adjacent to or adjoining the said lot and parcel of land above described.

TOGETHER with the appurtenances thereunto belonging.

SUBJECT, however, to:

(1) The rights of lessees, licensees and occupants presently in, or under agreement for, possession of portions of the Demised Premises and enjoying or hereafter to enjoy the use thereof, and their rights of ownership, if any, in and to any removable office fixtures and any other personal property belonging to them;

(2) Unfulfilled obligations of any present or prior lessee of the Demised Premises in their entirety as landlord of, or with respect to space lessees, licensees and occupants presently in or under agreement for, possession of portions of the Demised Premises and enjoying or hereafter to enjoy the use thereof, and Lessee hereby covenants and agrees, as one of the covenants and agreements of this Lease, to assume, discharge and perform such unfulfilled obligations, and upon Lessee’s failure to discharge and perform timely such unfulfilled obligations, Lessor shall have all the rights and remedies provided for in this Lease in the event of default thereunder.

(3) State of facts—

(a) shown on survey made by Earl B. Lovell, covering the easterly 425 feet of the Demised Premises, dated May 19, 1931, inspected December 5, 1945 by Earl B. Loveli—S. P. Belcher, Inc., and reinspected and redated on November 19, 1951 by Charles J. Dearing and with note added thereto on November 30, 1951 and redated on October 31, 1960 by Charles J. Bearing, and further redated on September 14, 1961 by Charles J. Dealing;

(b) shown on survey made by Charles J. Dearing, covering the remainder of the Demised Premises, dated November 19, 1951 and redated on October 31, 1960, and further redated on September 14, 1961 by Charles J. Dearing; and

(c) which an accurate survey and an inspection of the Demised Premises would show at the date of the commencement of the term of this Lease;

(4) Possible rights or easements now or hereafter acquired by The City of New York or any utility company to maintain telephone wires, pipes, conduits, and other facilities which enter or cross the Demised Premises;

(5) Building restrictions and regulations, in resolution or ordinance, adopted by the Board of Estimate and Apportionment of The City of New York, on July 25, 1916, and all present and future amendments and additions thereto;

(6) Present and future zoning laws, ordinances, resolutions and regulations of The City of New York and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal sovereigns now or hereafter having or acquiring jurisdiction of the Demised Premises and the use and improvement thereof;

(7) Revocable nature of the right, if any, to maintain vaults, vault spaces, basement and subbasement spaces, areas, structures, marquees, or signs, beyond any building lines;

(8) The effect of all present and future municipal, state and federal laws, orders and regulations relating to lessees, sublessees or occupants of the Demised Premises, their rights and rentals to be charged for the use of the Demised Premises or any portion or portions thereof;

(9) Violations of law, ordinances, orders or requirements that might be disclosed by an examination and inspection or search of the Demised Premises by any federal, state or municipal departments or authority having jurisdiction, as the same may exist on the date of the commencement of the term of this Lease, and all of which the Lessee covenants and agrees to remove promptly in conformity with the provisions of Article 8 of this Lease, and, upon Lessee’s failure so to do, Lessor shall have all the rights and remedies provided for in this Lease in the event of default thereunder;

(10) The condition and state of repair of the Demised Premises as the same may be on the date of the commencement of the term of this Lease;

(11) All taxes, assessments, water meter and water charges and sewer rents, accrued or unaccrued, fixed or not fixed;

(12) Any defects of title or any encumbrances affecting the Demised Premises or any encroachments, existing at the date of the commencement of the term of this Lease;

(13) Party walls and party wall agreements of record; and

(14) Any easements, covenants, conditions and restrictions affecting the title to the Demised Premises at the date of the commencement of the term of this Lease.

Except as to each and every one of those space leases which contains a subordination provision adequate to effect a subordination thereof to this Lease, this Lease is hereby made subject and subordinate to all present space leases for the duration of their respective terms, including the terms of such renewals and extensions of those space leases that result from the exercise of present rights therefor. And Lessor hereby assigns and transfers to Lessee, for the duration of this Lease, all of Lessor’s right, title and interest, as landlord, in and to all existing space leases and in and to the rents, issues and profits due and to become due thereunder, subject, however, to all the terms, covenants, agreements, provisions, conditions and limitations contained in this Lease.

TO HAVE AND TO HOLD the same, subject as aforesaid, unto Lessee, and, subject to the terms, covenants, agreements, provisions, conditions and limitations hereof, its successors and assigns for an initial term of thirty (30) years and nine (9) days commencing at 12:00 o’clock noon on the 27th day of December, 1961, and expiring at 12:00 o’clock noon on the 5th day of January, 1992, unless this Lease shall sooner terminate as hereinafter provided.

Lessee hereby assumes as part of the obligations of this Lease all those outstanding liabilities and obligations as to which Empire State Building Corporation is being released as assignor by Lessor in the assignment of the Ground Lease being delivered simultaneously herewith and, upon Lessee’s failure to discharge and fulfill timely all such liabilities and obligations, Lessor shall have all the rights and remedies provided for in this Lease in the event of default thereunder.

This Lease is made upon the foregoing and the following terms, covenants, agreements, provisions, conditions and limitations, all of which Lessee or Lessor as the case may be covenants and agrees to keep, observe or perform:

ARTICLE 2

NET RENT AND ADDITIONAL RENT

SECTION 2.01. (1) Lessee covenants and agrees to pay Lessor in such coin or currency of The United States of America as at the time of payment shall be legal tender for the payment of public and private debts at the address specified pursuant to the provisions of Section 22.01 hereof, during the aforesaid initial term, a net basic rent of THREE MILLION TWO HUNDRED TWENTY THOUSAND AND 00/100 ($3,220,000.00) DOLLARS, per annum, from December 27, 1961 to January 5, 1992. Such annual net basic rent shall be paid as follows: for the first four and one-half (4 1/2) days of the initial term of this Lease, on the execution hereof; for the next four and one-half (4 1/2) days of the initial term of this Lease, on January 1, 1962; and for the balance of the initial term of this Lease, in equal monthly installments in advance on the fifth day of each calendar month, commencing with January 5, 1962.

(2) In the event the Lessor shall increase Lessor’s investment in the Demised Premises either by one disbursement or by two separate disbursements to Lessee in accordance with the provisions, conditions and requirements of Section 9.02 of this Lease, Lessee covenants and agrees to pay to Lessor as. improvement net rent (so-called for convenience), in legal tender as aforesaid, an amount of monthly improvement net rent equal to that level monthly instalment payment which, if each and every such disbursement were a loan with level monthly instalments of principal and interest payable in advance, would in each instance amortize the total principal sum thereof, together with interest on the unamortized amount thereof at the rate of live and three-quarters per centum (5 3/4%) per annum during the balance of the initial term of this Lease. Such level monthly instalment payment of improvement net rent shall be paid on the 5th day of each and every month beginning with the date of Lessor’s disbursement to the Lessee and continuing throughout the balance of the initial term of this Lease to and including the 5th day of the calendar month next preceding the last calendar month thereof. And, whenever each and every disbursement is made by Lessor, Lessee covenants and agrees to pay to Lessor the total of such improvement net rent applicable thereto for the balance of the initial term of this Lease in equal monthly instalments payable in advance as aforesaid. And, Lessee further covenants and agrees that as the said monthly improvement net rent becomes due and payable the same shall be combined with the net basic rent and paid in one aggregate sum as net rent in advance during the balance of the initial term of this Lease.

(3) Such net basic rent and the aforesaid improvement net rent, if and when the obligation to pay the same shall become effective (hereinafter collectively called the “net rent”), shall be in addition to and over and above all other payments to be made by Lessee as hereinafter provided.

SECTION 2.02. The net rent shall he paid to Lessor without notice or demand and without abatement, deduction or set-off.

SECTION 2.03. It is the purpose and intent of Lessor and Lessee that the net rent shall be absolutely net to the Lessor, so that this Lease shall yield, net, to Lessor, the net rent specified in Section 2.01 hereof in each year during the initial term of this Lease and the net rent specified in Article 20 hereof in each year daring each renewal term hereof, if renewed as provided in said Article 20, and that all costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only certain taxes of Lessor as provided in Section 3.02 of Article 3 hereof, one-half of any arbitration expense as provided in Section 26.07 of Article 26 hereof, and any payments on account of any Mortgage which Lessor may hereafter place upon the fee) which may arise or become due during or out of the initial term or any renewal term of this Lease shall be paid or discharged by the Lessee as additional rent, and Lessee hereby agrees to indemnify and to save Lessor harmless from and against such costs, fees, interest, charges, expenses, reimbursements and obligations.

SECTION 2.04. Lessee shall pay or cause to he paid without notice, except as may be required in this Lease, and without abatement, deduction or set-off, as additional rent, all sums, Impositions (as defined in Article 3 hereof), costs, fees, interest, charges, expenses, obligations, reimbursements and other payments which Lessee in any of the provisions of this Lease assumes or agrees to pay or which Lessee agrees are to be at the expense of Lessee or as to which Lessor shall legally become entitled, and, in the event of non-payment thereof, Lessor shall have, in addition to all other rights and remedies, all the rights and remedies provided for herein or by law in the case of non-payment of the net rent.

ARTICLE 3

PAYMENT OF TAXES, ASSESSMENTS, ETC.

SECTION 3.01. Lessee shall pay or cause to be paid (except as hereinafter in Section 3.02 hereof provided), before any fine, penalty, interest or cost may be added thereto, all real estate taxes, assessments, sewer rents, water meter and water charges, excises, levies, license and permit fees, charges for public utilities and all other charges or burdens of whatsoever kind and nature, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be radical, general or special, ordinary or extraordinary, foreseen or unforeseen, which at any time prior to or during the term of this Lease may have been, or may be assessed, levied, confirmed, imposed upon, or grow or become a lien on, the Demised Premises or any part thereof, or any appurtenance thereto, the rent or income received from any sublessee of the whole of the Demised Premises (hereinafter called “Sublessee”), space lessees or licensees, any use or occupancy of the Demised Premises and such rights, obligations, easements, licenses and franchises as may now or hereafter be appurtenant, or appertain to, the use of the Demised Premises, this transaction or any document to which Lessee is a party or successor in interest, creating or transferring an estate or interest in the Demised Premises, and the vaults and spaces contiguous thereto (all such real estate taxes, assessments, sewer rents, water meter and water charges, excises, levies, license and permit fees, charges for public utilities and all such other charges or burdens of whatsoever kind and nature, being hereinafter referred to as “Impositions”, and any one of the same being hereinafter referred to as an “Imposition”); provided, however, that

(a) if, by law, any Imposition may at the option of the taxpayer be paid in installments (whether or not interest shall accrue on the unpaid balance of such Imposition), Lessee may exercise the option to pay the same, including any accrued interest on the unpaid balance of such Imposition, in installments and, in such event, shall pay such installments as may become due during the term of this Lease as the same respectively become due and before any fine, penalty, further interest or cost may be added thereto; provided, however, that, subject to the requirements of subdivision (b) of Section 15.03 of this Lease, those installments which are to become due and payable after the expiration of the term of this Lease shall be paid in full and an official receipt for such payment exhibited to the Lessor not later than one year immediately prior to such expiration or a sum equal to the total of those installments shall, not later than one year immediately prior to such expiration, be deposited by Lessee with Lessor for payment thereof as they become due; and

(b) any Imposition (except Impositions which have been converted into installment payments by Lessee, as referred to in subdivision (a) of this Section 3.01) relating to a fiscal period of the taxing authority, a part of which period is included within the term of this Lease and a part of which is included in a period of time after the expiration of the term of this Lease, shall, whether or not such Imposition shall be assessed, levied, confirmed, imposed upon or in respect of or become a lien upon the Demised Premises, or shall become payable, during the term of this Lease, be adjusted between Lessor and Lessee as of the expiration of the term of this Lease, so that Lessee shall pay that portion of such Imposition which that part of such fiscal period included in the period of time before the expiration of the term of this Lease bears to such fiscal period, and Lessor shall pay the remainder thereof, provided, however, that Lessee shall not be entitled to receive any apportionment, if Lessee shall be in default in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations of this Lease on Lessee’s part to be kept, observed or performed, as provided in this Lease or if Lessee shall exercise the option to terminate this Lease pursuant to the provisions of subdivision (b) of Section 15.03 of this Lease.

SECTION 3.02. Nothing in this Lease contained shall require Lessee to pay municipal, state or federal income or excess profits taxes assessed against Lessor, or municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Lessor, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises; provided, however, that, if, at any time during the term of this Lease, the methods or scope of taxation prevailing at the commencement of the term hereof shall be altered or enlarged so as to cause the whole or any part of the taxes, assessments, levies, charges, or any other Imposition now or hereafter levied, assessed or imposed on real estate and the improvements thereon to be levied, assessed and imposed, wholly or partially as a capital levy, or otherwise, on the rents received therefrom, or, if, by reason of any such alteration or enlargement of the methods or scope of taxation, any tax, corporation franchise tax, assessment, levy (including but not limited to any municipal, state or federal levy), charge or any other Imposition, or any part thereof, shall be measured by or based in whole or in part, upon the Demised Premises, or the value thereof, and shall be imposed upon Lessor, then all such taxes, assessments, levies, charges or other Impositions, or the part thereof so measured or based, shall be deemed to be included within the term “Impositions” for the purposes hereof, to the extent that the same would be payable if the Demised Premises were the only property of Lessor subject thereto, and Lessee shall pay and discharge the same as herein provided in respect of the payment of any other Imposition.

SECTION 3.03. Lessee shall furnish to Lessor within sixty (60) days after the date when any Imposition would become delinquent, receipts of the appropriate taxing or other authority, or other evidence satisfactory to Lessor, evidencing the payment thereof.

SECTION 3.04. Lessee shall have the right to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith but only after payment of such Imposition, unless such payment or a payment thereof under protest would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Sections 3.01 and 3.03 hereof, Lessee may postpone or defer payment of such Imposition if

(a) neither the Demised Premises nor any part thereof would by reason of such postponement or deferment be in danger of being forfeited or lost, and

(b) Lessee shall have deposited with Lessor the amount so contested and unpaid, together with all interest and penalties in connection therewith and all charges that may or might be assessed against or become a charge on the Demised Premises or any part thereof in such proceedings.

If, during the continuance of such proceedings, Lessor shall, from time to time, deem the amount deposited, as aforesaid, insufficient, the Lessee shall, upon demand, make additional deposits of such additional sums as Lessor may reasonably request, and, upon failure of Lessee so to do, the amounts theretofore deposited may be applied by Lessor to the payment, removal and discharge of such Imposition, and the interest and penalties in connection therewith and any costs, fees, including counsel fees, and any other liability accruing in any such proceedings. Upon the termination of any such proceedings, Lessee shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including counsel fees, interest, penalties and any other liability in connection therewith, and, upon such payment, Lessor shall return, without interest, all amounts deposited with it with respect to such Imposition as aforesaid, or, at the written direction of Lessee, Lessor shall make such payment, and the balance, if any, shall be returned to Lessee.

SECTION 3.05. Lessor shall not be required to join in any proceedings referred to in Section 3.04 hereof unless the provisions of any law, rule or regulation, at the time in effect shall require that such proceedings be brought by or in the name of Lessor, in which event Lessor shall join in such proceedings or permit the same to be brought in Lessor’s name upon compliance with such conditions as Lessor may reasonably require. Lessor shall not ultimately be subjected to any liability for the payment of any fees, including reasonable counsel fees, costs or expenses in connection with such proceedings. Lessee agrees to pay all such fees, including reasonable counsel fees, costs and expenses or, on demand, to make reimbursement to Lessor for such payment. Lessee shall be entitled to any refund of any Imposition and penalties and interest thereon received by Lessor which have been paid by Lessee, or which have been paid by Lessor but for which Lessor has been previously reimbursed in full by Lessee, provided that no such refund shall be made while there shall exist any Event of Default or any other default which is not in the process of being cured with due diligence and in good faith.

SECTION 3.06. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition may be relied on by the Lessor as sufficient evidence that such Imposition is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

SECTION 3.07. Lessor appoints Lessee the attorney-in-fact of Lessor for the purpose of making all payments to be made by Lessee pursuant to any of the provisions of this Lease to persons or entities other than Lessor. In case any person or entity to whom any sum is directly payable by Lessee under any of the provisions of this Lease shall refuse to accept payment of such sum from Lessee, Lessee shall thereupon give written notice of such fact to Lessor and shall pay such sum directly to Lessor at the address specified in, or, if that address has been changed, at such address as shall have been designated pursuant to Article 22 of this Lease, and Lessor shall thereupon pay such sum to such person or entity.

ARTICLE 4

SURRENDER

SECTION 4.01. Lessee shall on the last day of the term hereof or upon any earlier termination of this Lease, or upon any entry or re-entry by Lessor upon the Demised Premises pursuant to Article 19 hereof, well and truly surrender and deliver up the Demised Premises into the possession and use of Lessor without fraud or delay and, subject to the provisions of subdivision (b) of Section 15.03 of this Lease, in good order, condition and repair, reasonable wear and tear excepted, free and clear of all lettings and occupancies other than space leases and licenses then terminable at the option of the Lessor or space leases and licenses, the continuance of which Lessor shall have specifically and expressly permitted, and free and clear of all liens and encumbrances other than any created by Lessor, and other than those easements, conditions and restrictive covenants and agreements, subject to which this demise is made.

SECTION 4.02. Where furnished by or at the expense of Lessee, any Sublessee, any space lessee or any licensee, furniture, trade fixtures and business equipment (not constituting part of the Demised Premises) may be removed by Lessee, such Sublessee, such space lessee or such licensee at or prior to the termination or expiration of this Lease, provided, however, that the removal thereof will not structurally injure the Building or necessitate fundamental changes in or repairs to the Building. Lessee shall pay or cause to be paid to Lessor the cost of repairing any damage arising from such removal.

SECTION 4.03. Any personal property of Lessee, any Sublessee, any space lessee or of any licensee which shall remain in the Building after the termination or expiration of this Lease and the removal of Lessee, such Sublessee, such space lessee or such licensee from the Building, may, at the option of Lessor be deemed to have been abandoned by Lessee, such Sublessee, such space lessee or such licensee, and either may be retained by Lessor as its property or be disposed of, without accountability, in such manner as Lessor may see fit.

SECTION 4.04. Lessor shall not be responsible for any loss or damage occurring to any property owned by Lessee, any Sublessee, any space lessee or any licensee or any occupant.

SECTION 4.05. The provisions of this Article 4 shall survive any termination or expiration of this Lease, including a termination pursuant to the provisions of subdivision (b) of Section 15.03 of this Lease.

ARTICLE 5

INSURANCE

SECTION 5.01. Lessee, at Lessee’s sole cost and expense, shall keep the Building insured for the mutual benefit of Lessor and Lessee, during the term of this Lease, against loss or damage by fire and against loss or damage by other risks now or hereafter embraced by “Extended Coverage”, so called, and against such other risks or hazards as Lessor from time to time reasonably may designate, in amounts sufficient to prevent Lessor or Lessee from becoming a co-insurer under the terms of the applicable policies, but in any event in an amount not less than 80% of the then “full insurable value,” “full insurable value” being the cost of replacing the Building, exclusive of the cost of excavations, foundations and footings below the lowest basement floor, less physical depreciation of the Building. Such full insurable value shall be determined from time to time, but not more frequently than once in any three (3) years, at the request of Lessor by an appraiser, engineer, architect or contractor designated by Lessee and approved in writing by Lessor, which approval Lessor agrees shall not be unreasonably withheld, and paid by Lessee. No omission on the part of Lessor to request any such determination shall relieve Lessee of any of its obligations under this Section.

SECTION 5.02. Lessee, at its sole cost and expense, but for the mutual benefit of Lessor and Lessee, shall maintain or cause to be maintained:

(a) Comprehensive bodily injury and property damage liability insurance against claims for bodily injury, death or property damage, occurring in, on, or about the Demised Premises or the elevators or any escalator therein and on, in or about any adjoining street, avenue, property and passageway, naming the Lessor and the Lessee as the insureds, such insurance to afford minimum protection, during the term of this Lease, of not less than FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) in respect of bodily injury or death to any one person, and of not less than THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) in respect of any one accident, and of not less than TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) for property damage in respect of any one accident and ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) for water damage to property of others. With respect to the insurance relating to property damage, the insurance policy may provide that the insurer’s maximum liability thereunder shall be TWO MILLION AND 00/100 DOLLARS ($2,000,000.00) as to all claims arising in any one calendar year, provided that Lessee shall at all times maintain policies in force on which the remaining liability shall be no less than TWO MILLION AND 00/100 DOLLARS ($2,000,000.00);

(b) Boiler and pressure vessel (including, but not limited to, pressure pipes, steam pipes and condensation return pipes) insurance, provided the Building contains a boiler or other pressure vessel or pressure pipes, in an amount not less than TWO HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($250,000.00);

(c) War risk insurance upon the Building if and when such insurance is obtainable and if and when a state of war or national or public emergency exists, or, in the sole judgment of Lessor, such state of war or national or public emergency threatens, in an amount not less than the full insurable value thereof, or in the maximum amount of insurance obtainable;

(d) Rent or rental value insurance against loss of rent or rental value due to fire and the risks now or hereafter embraced by “Ex-tended Coverage”, so-called. Such rent or rental value insurance shall be written and maintained throughout the term of this Lease in an amount at least equal to the larger of the following: (1) an amount equal to the annual net rent plus an amount equal to so much of the total of the additional rent for each ensuing year as is made up of real estate taxes, assessments, water meter and water charges, sewer rents, premiums necessary to maintain all the insurance required by this Article 5 (such premiums to he estimated for one year’s coverage, if any of the applicable policies are written to cover a longer period), provided, however, that, if the amount of any of the aforementioned items of additional rent for the ensuing year shall not be ascertainable, the actual amount which shall have been necessary for the payment and discharge of the same for the next preceding year may be substituted in arriving at the total amount of such additional rent or (2) the sum of the following: (i) rent or rental value insurance with the coverage above specified in an amount equal to at least sixty per centum (60%) of the Lessee’s gross annual rent or rental value, including, out not limited to, tower admission fees, but excluding the annual gross rent or rental value of the television tower, antennae and space and gross income from sale of souvenirs and the operation of photography and vending machines, receivable from the entire Demised Premises, and (ii) rent or rental value insurance in an amount at least equal to Lessee’s annual gross rent or rental value received from the licensing of the television tower, antennae and space, to insure against loss of such income as a result of damage to or loss of access to the television tower, antennae, space or cables. Such rent or rental value insurance shall name the Lessor along with the Lessee as interest may appear and shall be made payable solely to Lessor. The original policies shall be delivered to Lessor. In the event that the Building shall be destroyed or damaged, the proceeds of such rent or rental value insurance shall, subject to the provisions of subdivision (b) of Section 15.03 of this Lease, be applied periodically by Lessor to the payment of such net rent and such additional rent until the restoration of the Demised Premises at which time any balance of such proceeds shall be paid by Lessor to Lessee. In the event that such rent or rental value insurance and business interruption insurance described below are written in amounts exceeding in the aggregate the foregoing minimum requirements so as to provide additional protection to Lessee and any Sublessee against loss of the whole or any part of the subrents of the Demised Premises or the whole or any part of the income thereof (hereinafter referred to as “excess rent or rental value insurance”) Lessor, after a determination by Lessor, in the exercise of Lessor’s sole discretion, of the amount necessary to be retained by Lessor to satisfy the foregoing minimum requirements, shall, provided Lessee shall not have exercised Lessee’s option to cancel this Lease pursuant to the provisions of Section 15.03 of this Lease, turn over to Lessee, without unreasonable delay, the balance of such excess rent or rental value insurance. No payment shall be made by Lessor to Lessee as provided in this subdivision (d) while there shall exist any Event of Default or any other default on the part of Lessee under this Lease which is not in the process of being cured with due diligence and in good faith; and

(e) Business interruption insurance against loss of gross income from sale of souvenirs and the operation of photography and vending machines due to fire and risks now or hereafter embraced by “Extended Coverage”, so-called. Such a policy or policies shall be written in an amount not less than one-half of the gross income thereof. Such business interruption insurance shall name Lessor along with the Lessee as interest may appear and shall be made payable solely to Lessor. The original policy or policies shall be delivered to Lessor. In the event that the Building is destroyed or damaged, the proceeds of such business interruption insurance shall be combined with the proceeds of the rent or rental value insurance and applied as provided in subdivision (d) of this Section 5.02.

(f) Such other insurance, and in such amounts as may from time to time be reasonably required by Lessor against other insurable hazards which at the time are commonly insured against in the ease of office buildings, due regard being, or to be, given to the height and type of this building, its construction, use and occupancy.

SECTION 5.03. Lessee shall not, on Lessee’s own initiative or pursuant to the request or requirement of any third party, including any Leasehold Mortgagee or any Sublessee, take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article 5, to be furnished by, or which may reasonably be required to be furnished by, Lessee, or increase the amounts of any then existing insurance by seeming an additional policy or additional policies, regardless of whether at the time Lessor shall have required such separate insurance or such increase, unless all parties having an insurable interest in the subject matter of the insurance, including, in all such cases, the Lessor, are included therein as the insureds, with loss payable as in this Lease provided. Lessee shall immediately notify Lessor of the taking out of any such separate insurance or of the increasing of any of the amounts of the then existing insurance by securing an additional policy or additional policies, and shall forthwith deliver or cause the same so to be delivered as in this Lease hereinafter in Section 5.04 of this Article 5 required.

SECTION 5.04. All insurance provided for in this Article 5 shall be effected under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the State of New York and which have been approved in writing by Lessor, as to the qualification of insurers and the amounts of insurance to be written by each, which approval Lessor agrees shall not be unreasonably withheld. Upon the execution of this Lease, and thereafter not less than thirty (30) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Article 5, or pursuant to Article 9 of this Lease, originals of the policies, or certificates thereof in the ease of bodily injury and property damage liability insurance, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lessor of such payment, shall be delivered by Lessee to Lessor.

SECTION 5.05. All policies of insurance mentioned and provided for in Sections 5.01, 5.02 and 5.03 of this Article 5 shall name Lessor and Lessee as the insureds as their respective interest may appear. Subject to the provisions and limitations hereinafter set forth in this Section 5.05 and in Article 15 of this Lease, such policies shall also include as the insureds, if required by either party, any Fee Mortgagee or any Leasehold Mortgagee or any Sublessee, as the interest of any such Mortgagee or any Sublessee may appear, but, notwithstanding such inclusion, the parties hereto agree that in no event shall any Fee Mortgagee or any Leasehold Mortgagee or any Sublessee be entitled to receive from any insurance carrier any part of the proceeds of the insurance, nor shall any draft drawn in payment of any loss be made payable to any Fee Mortgagee or any Leasehold Mortgagee or any Sublessee, and such policies shall conform to this agreement. The loss, if any, under any of the policies mentioned and provided for in said Sections 5.01, 5.02 and 5.03 shall be adjusted with the insurance company or companies, in the case of any particular casualty resulting in damage or destruction not exceeding, in the aggregate, ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), by the Lessee alone, and, in the case of any particular casualty resulting in damage or destruction exceeding in the aggregate ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), by Lessor, Lessee and by such other parties whose interest may appear. The proceeds of any such insurance, other than the insurance required to be maintained by the provisions of subdivisions (a), (d) and (e) of Section 5.02 hereof, shall be payable to:

(a) Lessee, in the case of any particular casualty resulting in damage or destruction not exceeding in the aggregate ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), which proceeds shall be received in trust for the purposes of paying the cost of restoration free from mechanics and other liens;

(b) Lessor, in ease of any particular casualty resulting in damage or destruction exceeding in the aggregate ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), which proceeds are to be held and disposed of pursuant to, and under the conditions set forth in, Article 15 of this Lease. The payment of the proceeds of any such insurance to Lessor as provided in this subdivision, however, is subject to the provisions of Section 15.05, Article 15 of this Lease, and, if and when the provisions of that Section 15.05 shall become effective and during all such times as they shall remain in effect, the loss payable clause of all applicable policies shall be changed to name as payee the bank or trust company selected pursuant thereto.

All policies provided for in Section 5.01, in subdivisions (b), (c) and (f of Section 5.02 and in Section 5.03 of this Lease shall provide that the loss, if any, thereunder shall be adjusted and paid as hereinabove in this Section 5.05 provided.

SECTION 5.06. Each policy, hereinabove in this Article 5 mentioned and required, shall, to the extent obtainable, have attached thereto (a) an endorsement that such policy shall not be cancelled without at least ten (10) days prior written notice to Lessor, any Leasehold Mortgagee, any Fee Mortgagee, and any Sublessee; (b) an endorsement to the effect, that the insurance as to the interest of the Lessor shall not be invalidated by any act or neglect of the Lessee or any Sublessee; and (c) a waiver of any right of subrogation against Lessor.

SECTION 5.07. The insurance protection required by this Article 5 shall be maintained by Lessee at not less than the minimum percentage or dollar limits therein respectively set forth until required to be changed from time to time by Lessor in writing. Whereupon Lessee covenants and agrees to maintain forthwith such protection in the amount or amounts so required.

ARTICLE 6

LESSOR’S RIGHT TO PERFORM LESSEE’S COVENANTS

SECTION 6.01. If Lessee shall at any time fail to pay any Imposition in accordance with the provisions of Article 3 hereof, or to take out, pay for, maintain and deliver any of the insurance policies provided for in Article 5 hereof, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Lessor, after twelve (12) days’ notice to Lessee (or without notice in case of an emergency) and without waiving, or releasing Lessee from, any obligation of Lessee contained in this Lease, may, but shall be under no obligation to—

(a) pay any Imposition payable by Lessee pursuant to the provisions of Article 3 hereof, or

(b) take out, pay for and maintain any of the insurance policies provided for in Article 5 hereof, or

(c) make any other payment or perform any other act on Lessee’s part to be made or performed as in this Lease provided;

and may enter upon the Demised Premises for any such purpose, and take all such action therein or thereon, as may be necessary therefor.

SECTION 6.02. All sums so paid by Lessor and all costs and expenses, including reasonable attorney’s fees, incurred by Lessor in connection with the performance of any such act, together with interest thereon at the rate of six per centum (6%) per annum from the respective dates of Lessor’s making of each such payment of each such cost and expense, including reasonable attorney’s fees, shall be paid by Lessee to Lessor on demand, and Lessor shall not be limited in the proof of any damages which Lessor may claim against Lessee arising out of or by reason of Lessee’s failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or incurred by Lessee and which would have been payable upon such insurance, but Lessor shall also be entitled to recover as damages for such breach, the uninsured amount of any loss (to the extent of any deficiency in the insurance required by the provisions of this Lease), damages, costs and expenses of suit, including reasonable counsel fees, suffered or incurred by reason of damage to, or destruction of, the Demised Premises or any part thereof, occurring during any period when Lessee shall have failed or neglected to provide insurance as aforesaid. Upon the expiration of this Lease, the unearned premiums upon any such transferable insurance policies lodged with Lessor by Lessee shall, subject to the provisions of subdivision (b) of Section 15.03 of this Lease, be apportioned only if Lessee shall not then be in default in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Lessee’s part to be kept, observed or performed.

ARTICLE 7

REPAIRS AND MAINTENANCE OF THE DEMISED PREMISES

SECTION 7.01. Throughout the term of this Lease, Lessee, at its sole cost and expense, shall take good care of the Demised Premises and shall keep the same in good order and condition, and make all necessary repairs thereto, interior and exterior, radical, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen. When used in this Article 7, the term “repairs” shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Lessee shall be at least equal in quality and class to the original work. Lessee shall do, or cause others to do, all necessary shoring of foundations, supporting walls and walls of the Building and comply with all laws and ordinances with respect thereto and do every other act or thing for the safety and preservation thereof which may be necessary by reason of any excavation, subsurface construction, remodeling or other building operation upon any adjoining property or street, avenue, alley, vault or passageway.

SECTION 7.02. The necessity for and adequacy of repairs to the Building pursuant to Section 7.01 hereof shall be measured by the standard which is appropriate for buildings of similar construction and class, provided that Lessee shall in any event make all repairs necessary to avoid any structural damage or injury thereto.

SECTION 7.03. Lessee shall put, keep and maintain all portions of the Demised Premises, and the sidewalks, curbs, entrances, passageways and all areas adjoining the same in a clean and orderly condition free of dirt, rubbish, snow, ice, and unlawful obstructions.

SECTION 7.04. Lessor shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Demised Premises. Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises.

SECTION 7.05. In ease any dispute shall arise at any time between Lessor and Lessee as to the standard of care and maintenance of the Demised Premises, such dispute shall be determined by arbitration as provided in Article 26 of this Lease.

ARTICLE 8

COMPLIANCE WITH LAWS, ORDINANCES, ETC.

SECTION 8.01. Throughout the term of this Lease, Lessee, at Lessee’s sole cost and expense, shall promptly remove any violation and shall promptly comply with any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, courts, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body now or hereafter exercising functions similar to those of any of the foregoing, which may affect or be applicable to the Demised Premises or any part thereof, or the sidewalks, curbs, vaults, passageways, alleys, entrances, coverings or rooflike structures placed upon or extending over any sidewalk, or any space adjacent thereto, or to the use or manner of use of the Demised Premises or any part thereof, or the owners, lessees or occupants thereof, whether or not any such violation or any such law, ordinance, order, rule, regulation or requirement shall necessitate structural changes, additions, improvements, the removal of any structure, encroachments or projections, ornamental or structural, onto or over the streets or avenue adjacent to the Demised Premises, or onto or over property contiguous or adjacent thereto, and whether or not the correction or removal so necessitated shall have been foreseen or unforeseen or whether the same shall involve radical or extraordinary construction or other disposition.

SECTION 8.02. Lessee shall likewise observe and comply with, or shall cause to he observed and complied with, all the requirements of all policies of public liability, fire and other insurance at any time in force with respect to the Demised Premises.

SECTION 8.03. Lessee shall hare the right, after prior written notice to Lessor, to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Lessee or Lessor or both, without cost or expense to Lessor, the validity or application of any law, ordinance, order, rule, regulation or requirement of the nature referred to in Section 8.01 hereof, subject to the following:

(a) If by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises or Lessee’s leasehold interest therein and without subjecting Lessee or Lessor to any liability, civil or criminal, for failure so to comply therewith, Lessee may delay compliance therewith until the final determination of such proceeding.

(b) If any lien, charge or civil liability would be incurred by reason of any such delay, Lessee nevertheless, on the prior written consent of Lessor (which consent Lessor agrees shall not be unreasonably withheld), may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Lessor to criminal liability and Lessee (1) furnishes to Lessor security, reasonably satisfactory to Lessor against any loss or injury by reason of such contest or delay, and (2) prosecutes the contest with due diligence and in good faith.

Lessor shall, at Lessee’s sole cost and expense, including reasonable counsel fees, execute and deliver any appropriate papers which may be necessary or proper to permit Lessee so to contest the validity or application of any sack law, ordinance, order, rule, regulation or requirement.

ARTICLE 9

CHANGES AND ALTERATIONS BY LESSEE

SECTION 9.01. Lessee shall have the right at any time and from time to time during the term of this Lease to make, at its sole cost and expense, changes and alterations in, to or of the Building, title to all of which shall be in the Lessor, subject, however, in all cases to the following:

(a) No structural change or alteration involving in the aggregate an estimated cost of more than TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) shall be undertaken except after ten (10) days prior written notice to Lessor.

(b) No structural change or alteration, involving in the aggregate an estimated cost of more than TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00), including any such change or alteration in connection with any restoration required by Article 15 or 16 hereof, but excluding tenant changes in connection with the leasing of space in the Building, shall be made without the prior written consent of Lessor, which consent Lessor agrees shall not be withheld if the change or alteration would not in the reasonable opinion of Lessor impair the value or the usefulness of the Building or any part thereof.

(c) No change or alteration shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or departments, or subdivisions of any of them, having jurisdiction. Lessor shall join in the application for such permits or authorizations whenever such action is necessary.

(d) Any structural change or alteration, other than tenant changes to be made in connection with the leasing of space in the Building, involving in the aggregate an estimated cost of more than TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00) shall be conducted under the supervision of a licensed architect or a licensed professional engineer selected, and to be paid by Lessee and approved in writing by Lessor (which approval Lessor agrees shall not be unreasonably withheld), and no such structural change or alteration shall be made except in accordance with detailed plans and specifications and cost estimates prepared and approved in writing by such architect or engineer and approved in writing by Lessor (which approval Lessor agrees shall not be unreasonably withheld). If Lessor shall have failed to approve or disapprove in writing any plans, specifications or estimates submitted to it pursuant to the provisions hereof within twenty (20) days (exclusive of Saturdays, Sundays and holidays) after such submission, Lessor shall be deemed to have approved such plans, specifications or estimates, as the case may be.

(e) Any change or alteration shall, when completed, be of such a character as not to reduce the value and utility of the Demised Premises below its value and utility immediately before such change or alteration.

(f) Any change or alteration shall be made promptly (unavoidable delays excepted) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

(g) The cost of any such change or alteration shall be paid in cash or its equivalent, so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises and free from any encumbrances, chattel mortgages, or conditional bills of sale.

(h) Whenever appropriate, the fire insurance with “Extended Coverage”, as required to he maintained during the term of this Lease in Section 5.01 of Article 5 hereof, shall be adapted to provide, during any period of building construction, for Builder’s Risk Insurance written on the Completed Value form. “Workmen’s compensation insurance covering all persons employed in connection with the work and with respect to whom death or bodily injury claims could be asserted against Lessor, Lessee or the Demised Premises, and general liability insurance, including as the insured Lessee and Lessor with limits of not less than FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($500,000.00) in the event of bodily injury or death to one person and not less than THREE MILLION AND 00/100 DOLLARS ($3,000,000.00) in the event of bodily injury or death to any number of persons in any one accident, and with, limits of not less than TWO MILLION AND 00/100 Dollars ($2,000,000.00) for property damage, shall be maintained by Lessee at Lessee’s sole cost and expense at all times when any work is in process in connection with any change or alteration; provided, however, that the above minimum limits shall not be less than those then being required pursuant to the provisions of Article 5 of this Lease. All such insurance shall be in a company or companies of recognized responsibility, which are licensed to do business in the State of New York and which have been approved in writing by Lessor as to the qualifications of the insurers and the amounts of insurance to be written by each, which approval Lessor agrees shall not be unreasonably withheld, and all policies, or, in the case of bodily injury and property damage liability insurance, certificates thereof, issued by the respective insurers, bearing notations evidencing the payment of premiums or accompanied by other evidence satisfactory to Lessor of such payment, shall be delivered to Lessor.

(i) If the estimated cost of any such structural change or alteration shall in the aggregate be in excess of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00), Lessee shall, before commencement of work, at Lessee’s sole cost and expense, furnish to Lessor a surety company performance bond, issued by a surety company reasonably acceptable to Lessor, or other security reasonably satisfactory to Lessor, in an amount at least equal to the estimated cost of such change or alteration, or a guaranty reasonably satisfactory to Lessor guaranteeing the completion thereof within a reasonable time, free and clear of all liens, encumbrances, chattel mortgages, conditional bills of sale, and other charges, and in accordance with the plans and specifications approved by Lessor. In connection with any such structural change or alteration for which amounts have been deposited or are to be used pursuant to Sections 15.02, 15.05 and 16.04 of this Lease, no such performance bond or other security shall be required except to the extent that such estimated costs exceed the amounts deposited or to be used pursuant to said Sections 15.02, 15.05 and 16.04 of this Lease.

(j) No change or alteration shall, when completed, tie in or connect the Demised Premises with any other building on adjoining property.

SECTION 9.02. Any provision in this Lease to the contrary notwithstanding, Lessor agrees that, in the event Lessee undertakes or causes to be undertaken a program of capital improvements in or about the Building, including the capital improvement of a conversion of most of the elevators to self-service operation and including, the capital improvement of the extension of the present central air-conditioning system, title to all of which shall be in Lessor, Lessor will disburse to Lessee as an increase in Lessor’s investment in the Demised Premises, seventy-five per centum (75%) of the actual cost of the fully completed work thereof (at least seventy-five per centum (75%) of which cost must have been allotted to the cost of elevator conversion)., but not exceeding the total of THREE MILLION SEVEN HUNDRED FIFTY THOUSAND AND 00/100 DOLLARS ($3,750,000.00). The total of such disbursement shall be made in not more than two stages: (a) if and when work aggregating the actual cost of Two MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) has been fully completed with at least ONE MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($1,875,000.00) thereof allotted to the cost of elevator conversion, Lessor will disburse to Lessee ONE MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($1,875,000.00); and (b) if and when additional work has been fully completed up to the actual cost of TWO MILLION FIVE HUNDRED THOUSAND DOLLARS ($2,500,000.00) with at least seventy-five per centum (75%) of the amount of such cost allotted to the cost of elevator conversion, Lessor will disburse seventy-five per “centum (75%) of the amount of such cost but not to exceed ONE MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND DOLLARS ($1,875,000.00). The disbursement, if any, to be made by Lessor to Lessee pursuant to provision (a) above shall be made only on a day when the monthly instalment of other net rent shall become due and payable, and the amount so disbursed shall be the basis of the agreed net rental increase payable monthly in advance for the balance of the initial term of this Lease beginning with the day upon which such disbursement is made to Lessee in accordance with Lessee’s agreement so to pay and the method for the determination of amount thereof set forth in subdivision (2) of Section 2.01 of this Lease. The disbursement, if any, thereafter to be made by Lessor to Lessee pursuant to provision (b) above shall be made only on a day when the monthly instalment of other net rent shall become due and payable, and the disbursement so made shall be the basis of the agreed additional net rental increase payable monthly in advance for the balance of the initial term of this Lease beginning with the day upon which such disbursement is made to Lessee in accordance with Lessee’s agreement so to pay and the method for the determination of the amount thereof set forth in subdivision (2) of Section 2.01 of this Lease. No disbursement shall be made by Lessor, however, unless each improvement, which has qualified as a capital improvement and which has been commenced by Lessee, shall have been fully completed and disbursement made by the Lessor within four (4) years from the date of this Lease, time of performance being of the essence, and unless the following additional conditions and requirements have been satisfied and complied with:

1. As to whether any contemplated improvement, other than the capital improvement of the conversion of elevators to self-service operation and the capital improvement of the extension of the present central air-conditioning system, is a capital improvement shall be determined only by Lessor, in the exercise of Lessor’s sole discretion, and Lessee shall, from time to time, submit to Lessor a written list of improvements, intended by Lessee to come within the scope of this Section 9.02, for Lessor’s determination. Lessor’s failure, however, to notify Lessee of Lessor’s decision within twenty (20) days (exclusive of Saturdays, Sundays and holidays) after receipt of such written list shall be deemed to be an acknowledgment by Lessor that all of the proposed improvements contained in the submitted list have been determined to be capital improvements.

2. Lessee shall, with respect to those improvements which have been determined to be capital improvements, submit to Lessor for Lessor’s written approval detailed plans and specifications and cost estimates prepared and approved by a licensed architect or a licensed professional engineer selected, and to be paid by Lessee and approved by Lessor. Whenever Lessor’s approval is required by the provisions hereof, Lessor agrees that such approval shall not be unreasonably withheld. And, if Lessor shall fail to approve or disapprove in writing any plans, specifications or estimates submitted to Lessor pursuant to the provisions hereof within twenty (20) days (exclusive of Saturdays, Sundays and holidays) after such submission, Lessor shall be deemed to have approved such plans, specifications or estimates, as the ease may be.

3. No such capital improvement shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or departments or subdivisions of any of them, having jurisdiction. Lessor shall join in the application for such permits or authorizations whenever such action is necessary. And no such capital improvements shall be undertaken unless Lessee shall have first complied with the requirements of subdivision (h) of Section 9.01 in a manner and to the extent acceptable to Lessor.

4. All work of capital improvements shall be conducted under the supervision of the licensed architect or the licensed professional engineer approved by Lessor as aforesaid and such work shall be fully completed in accordance with said plans and specifications. As used herein “fully completed” shall be deemed to mean and to have occurred when (a) the said supervising architect or engineer shall have delivered to Lessor his written report after regular inspection that such capital improvements have been completed in accordance with, the approved plans and specifications therefor, and, if such plans and specifications have been amended and supplemented with the written consent and approval of Lessor, as so finally amended and as so finally supplemented, and, (b) whenever issuable based upon the nature of the work of such capital improvements, Lessee shall have delivered to Lessor all necessary certificates of clearance from any federal, state or municipal governments, departments or subdivisions of any of them, having jurisdiction and a certificate from the New York Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

5. Whenever the work of any such capital improvement shall have been commenced the same shall be prosecuted promptly with due diligence to completion (unavoidable delays excepted) and in a good and workmanlike manner and in compliance with all applicable permits and authorizations and building and zoning laws and with all other laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments, departments, commissions, boards and officers, any national or local Board of Fire Underwriters, or any other body hereafter exercising functions similar to those of any of the foregoing.

6. The cost of any such capital improvement shall be paid in cash so that the Demised Premises shall at all times be free of liens for labor and materials supplied or claimed to have been supplied to the Demised Premises and free from any encumbrances, chattel mortgages, or conditional bills of sale, and Lessee, upon completion, shall, at Lessee’s sole cost and expense, furnish to Lessor municipal departmental searches and title evidence from a title company doing business in the City of New York, New York, and acceptable to Lessor, showing that the Demised Premises are free of violations and free of any such liens, encumbrances, chattel mortgages or conditional bills of sale; and Lessee shall exhibit to Lessor receipted bills showing the actual cost of the completed capital improvements and shall deliver to Lessor photostats of all of such bills.

7. Lease must be in full force and effect and there shall not be existing at the time any Event of Default or any other default which is not in the process of being cured with due diligence and in good faith and all net rent for the then current month shall have been paid and all Impositions shall also have been paid to the extent that the game shall have been due and payable.

8. A written declaration or declarations, as the case may be, in recordable form shall have been executed by Lessor and Lessee fixing in dollars and cents the agreed net rental increase to be paid by Lessee, as a consideration for Lessor’s additional investment or investments in the Demised Premises, in monthly instalments in advance during the initial term of this Lease pursuant to the method for the determination thereof as set forth in subdivision (2) of Section 2.01 of this Lease and any such declaration shall be recorded and the Lessee shall be obligated to pay the recording fees.

The above conditions and requirements having been satisfied and complied with for the first disbursement or for the second disbursement after the first disbursement has been made, Lessor agrees to increase Lessor’s investment in the Demised Premises in accordance with the provisions and in the amount or amounts above set forth and in the order for which Lessee so qualifies. But any such increase or disbursement shall be made only on the monthly date for the payment of other net rent next succeeding the date of any such qualification. However, if Lessee does not qualify therefor, Lessor shall not make any disbursement and Lessor shall not have any obligation whatsoever with respect to this Section 9.02, and all work done by Lessee shall be at Lessee’s sole cost and expense and shall be subject to the conditions and requirements of Section 9.01, having to do generally with changes and alterations, and all the other terms, covenants, agreements, provisions, conditions and limitations of this Lease.

ARTICLE 10

DISCHARGE OF LIENS

SECTION 10.01. Lessee shall promptly discharge any lien, encumbrance or charge (levied on account of any Imposition or any mechanic’s, laborer’s or materialman’s lien or any mortgage, conditional sale, title retention agreement or chattel mortgage, or otherwise) which might be or become a lien, encumbrance or charge upon the Demised Premises or any part thereof or the income therefrom, having any priority or preference over or ranking on a parity with the estate, rights and interest of Lessor in the Demised Premises or any part thereof or the income therefrom (except any mortgage lien created on the fee by Lessor), and Lessee shall not suffer any other matter or thing whereby the estate, rights and interest of Lessor in the Demised Premises or any part thereof or the income therefrom might be impaired; provided that any Imposition may, after the same becomes a lien on the Demised Premises, be paid or contested in accordance with Article 3 of this Lease and any mechanic’s, laborer’s or materialman’s lien may be discharged in accordance with Section 10.02 of this Article 10.

SECTION 10.02. If any mechanic’s, laborer’s or materialman’s lien shall at any time be filed against the Demised Premises or any part thereof, Lessee, within thirty (30) days after notice of the filing thereof, shall cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Lessee shall fail to cause such lien to he discharged within the period aforesaid, then, in addition to any other right or remedy of Lessor, Lessor may, but shall not be obligated to, discharge the same either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit or by bonding proceedings, and in any such event Lessor shall be entitled, if Lessor so elects, to compel the prosecution of an action for the foreclosure of such lien by the lienor and to pay the amount of the judgment in favor of the lienor with interest, costs and allowances. Lessee agrees to reimburse and to pay to the Lessor on demand any amount so paid by Lessor and all costs and expenses, including reasonable attorney’s fees, incurred by Lessor in connection therewith, together with interest thereon at the rate of six per centum (6%) per annum from the respective dates of the making of any such payments.

SECTION 10.03. Nothing in this Lease contained shall be deemed or construed in any way as constituting the consent or request of Lessor, expressed or implied, by inference or otherwise, to any contractor, sub-contractor, laborer or materialman for the performance of any labor or the furnishing of any materials for any specific improvement, alteration to, or repair of the Demised Premises or any part thereof.

ARTICLE 11

NO WASTE

SECTION 11.01. Lessee shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises or any part thereof.

ARTICLE 12

USE OF DEMISED PERMISES

SECTION 12.01. Lessee shall use the Demised Premises as and for a high class building for stores, offices, banks, observation tower, broadcasting facilities, showrooms, dining rooms, eating club and for any other lawful use, and for no other purpose. Lessee shall not use or allow the Demised premises or any part thereof to be used or occupied for any unlawful purpose or in violation of any Certificate of Occupancy or certificate of compliance covering or affecting the use of the Demised Premises or any part thereof and shall not suffer any act to be done or any condition to exist on the Demised Premises or any part thereof or any article to be brought thereon, which may be dangerous, unless safeguarded as required by law, or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto.

SECTION 12.02. Lessee shall not suffer or permit the Demised Premises, or any portion thereof, to be used by the public, as such, without restriction or in such mariner as might reasonably tend to impair Lessor’s title to the Demised Premises or any portion thereof, or m such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or of implied dedication of the Demised Premises or any portion thereof.

SECTION 12.03. Lessee shall not use or permit the use of the Demised Premises or any part thereof for any purpose which would adversely affect the then value or character of the Demised Premises or any part thereof. Any dispute between Lessor and Lessee arising under the provisions of this Section 12.03 shall be submitted to arbitration as provided under Article 26 of this Lease.

SECTION 12.04. The name, by which the Demised Premises are known, Empire State Building, shall be maintained at all times by Lessee; all right, title and interest, if any, in and to such name having been transferred to Lessor prior to the execution of this Lease.

ARTICLE 13

ENTRY OF DEMISED PREMISES BY LESSOR, ETC.

SECTION 13.01. Lessee shall permit Lessor and its authorized representatives to enter the Demised Premises at all reasonable times for the purpose of (a) inspecting the same and (b) making any necessary repairs thereto and performing any work therein that may be necessary by reason of Lessee’s failure to make any such repairs or perform any such work or to commence the same within twenty (20) days after written notice from Lessor or without notice in case of an emergency. Nothing herein contained shall create or imply any duty upon the part of Lessor to do any such work; and the performance thereof by Lessor shall not constitute a waiver of Lessee’s default in failing to perform the same.

SECTION 13.02. Lessor may, during the progress of any work in the Demised Premises, keep and store therein or elsewhere upon the Demised Premises all necessary materials, tools, supplies and equipment. Lessor shall not be liable for inconvenience, annoyance, disturbance, loss of business or other damage of Lessee, of any Sublessee, of any space lessee or of any licensee or other occupant by reason of making such repairs or the performance of any such work, or on account of bringing materials, tools, supplies and equipment into or through the Demised Premises during the course thereof and the obligations and liabilities of Lessee under this Lease shall not be affected or released thereby. In making any such repairs or performing any such work, however, Lessor shall proceed with a minimum of inconvenience to Lessee, any Sublessee or the space lessees of Lessee.

SECTION 13.03. Lessor shall have the right to enter the Demised Premises at all reasonable times during usual business hours for the purpose of showing the same to prospective purchasers thereof, and, at any time within two (2) years prior to the expiration of the initial term of this Lease (unless Lessee theretofore shall have given written notice of its election to renew this Lease as provided in Article 20 hereof) or within two (2) years prior to the expiration of any renewal term of this Lease (unless Lessee, if entitled to renew this Lease as provided in Article 20 hereof, theretofore shall have given Lessor written notice of its election so to renew this Lease as therein provided), for the purpose of showing the same to prospective lessees.

ARTICLE 14

INDEMNIFICATION OF LESSOR

SECTION 14.01. Lessee shall indemnify and save harmless Lessor against and from all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable architects’ and attorneys’ fees, which may be imposed upon or incurred by or asserted against Lessor by reason of any of the following occurring during the term of this Lease:

(a) any work or thing done in, on or about the Demised Premises or any part thereof, including any work or thing done by Lessor by reason of Lessee’s failure to do or perform;

(b) any use, non-use, possession, occupation, condition, operation, maintenance or management of the Demised Premises or any part thereof or any street, avenue, alley, sidewalk, curb, vault, passageway, entrances, or space adjacent thereto;

(c) any negligence on the part of Lessee or any of its agents, contractors, servants, employees, licensees, or invitees;

(d) any accident, injury or damage to any person or property occurring in, on or about the Demised Premises or any part thereof or any street, avenue, alley, sidewalk, curb, vault, passageway, entrances, or space adjacent thereto;

(e) any failure on the part of Lessee to keep, observe or perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Lessee’s part to he kept, observed or performed; or

(f) any tax attributable to the execution, delivery or recording of this Lease and of the deed of the Building being delivered to Lessor simultaneously with the delivery of this Lease, including the consideration paid therefor.

In case any action or proceeding is brought against Lessor by reason of such liabilities, obligations, damages, penalties, claims, costs, charges, and expenses, including reasonable architects’ and attorneys’ fees, Lessee upon written notice from Lessor shall at Lessee’s expense resist or defend such action or proceeding by counsel approved by Lessor in writing, which approval Lessor agrees shall not be unreasonably withheld, but no approval of counsel shall be required in each and every instance where the cause of action is resisted or defended by counsel of an insurance carrier obligated to resist or defend the same.

ARTICLE 15

DAMAGE OR DESTRUCTION

SECTION 15.01. In case of damage to or destruction of the Demised Premises by fire or other casualty resulting in a loss exceeding in the aggregate ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00), Lessee shall promptly give written notice thereof to the Lessor. Lessee, at Lessee’s sole cost and expense, whether or not the insurance proceeds, if any, shall be sufficient for the purpose, and irrespective of the amount of any loss, shall restore, repair, replace or rebuild the same as nearly as possible to its value, condition and character immediately prior to such damage or destruction and with such changes and alterations as may be acceptable to Lessor. Such restoration, repairs, replacements, rebuilding, changes or alterations, including the cost of temporary repairs or for the protection of the Demised Premises pending completion (hereinafter collectively referred to as the “restoration”) are hereby made subject to the application of subdivisions (c), (d), (e), (f), (g), (h), (i) and (j) of Section 9.01 of this Lease with the same force and effect as though the said subdivisions were repeated herein verbatim with the word restoration, in the comprehensive sense defined above, substituted in place and stead of the words “change and alteration”, and Lessee hereby covenants and agrees to comply timely with the said subdivisions as so modified and incorporated herein by reference, in connection with any such restoration.

SECTION 15.02. All insurance money paid to Lessor on account of such damages or destruction, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, shall he applied by Lessor to the payment of the cost of the aforesaid restoration and shall be paid out from time to time as such restoration progresses upon the written request of Lessee which shall be accompanied by the following:

(1) A certificate signed by Lessee, dated not more than thirty (30) days prior to such request, setting forth the following:

(a) That the sum then requested either has been paid by Lessee, or is justly due to contractors, subcontractors, materialmen, engineers, architects or other persons who have rendered services or furnished materials for the restoration therein specified, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of said persons in respect thereof, that no part of such expenditures has been or is being made the basis, in any previous or then pending request, for the withdrawal of insurance money or has been made out of the proceeds of insurance received by Lessee, and that the sum then requested does not exceed the value of the services and materials described in the certificate.

(b) That, except for the amount, if any, stated (pursuant to the foregoing subclause (l)(a)) in such certificate to be due for services or materials, there is no outstanding indebtedness known to the persons signing such certificate, after due inquiry, which is then due for labor, wages, materials, supplies or services in connection with such restoration which, if unpaid, might become the basis of a vendor’s, mechanic’s, laborer’s or materialman’s statutory or similar lien upon such restoration or upon the Demised Premises or any part thereof or upon Lessee’s leasehold interest therein.

(c) That the cost, as estimated by the persons signing such certificate, of the restoration required to be done subsequent to the date of such certificate in order to complete the same, does not exceed the insurance money, plus any amount deposited by Lessee to defray such cost and remaining in the hands of Lessor after payment of the sum requested in such certificate.

(2) An opinion of counsel or other evidence, reasonably satisfactory to Lessor, to the effect that there has not been filed with respect to the Demised Premises or any part thereof or upon Lessee’s leasehold interest therein any vendor’s, mechanic’s laborer’s, materialman’s or other similar lien, which has not been discharged of record, except such as will be discharged by payment of the amount then requested.

(3) Whenever such restoration shall involve the construction of any foundation wall or any building wall, evidence, during the course of such construction, by survey and a survey reading thereon, made by a duly licensed surveyor, that there are, as a result of such construction, no encroachments on adjoining property objectionable to Lessor, no encroachments on any street or avenue objectionable to Lessor, and no physical conditions that would render title to the Demised Premises unmarketable.

In the event that any such restoration involves expenditures in excess of TWO HUNDRED THOUSAND AND 00/100 DOLLARS ($200,000.00), the certificate required by subdivision (1) of this Section 15.02 shall be a certificate signed by the architect or engineer in charge of the restoration, who shall be selected and employed by Lessee at Lessee’s expense and approved in writing by Lessor, which approval Lessor agrees shall not be unreasonably withheld.

Upon compliance with the foregoing provisions of this Section 15.02 Lessor shall, out of such insurance money or such deposit pay or cause to be paid to Lessee or the persons named (pursuant to subclause (l)(a) of this Section 15.02) in such certificate the respective amounts stated therein to have been paid by Lessee or to be due to them, as the case may be. But no such payment shall be made while there shall be existing at the time any Event of Default or any other default which is not in the process of being cured with due diligence and in good faith.

If the insurance money at the time held by Lessor, less the actual cost, fees and expenses, if any, incurred in connection with the adjustment of the loss, or if any such deposit shall be insufficient to pay the entire cost of such restoration, Lessee shall pay the deficiency without delay.

Upon the receipt by Lessor of satisfactory evidence, of the character required by subdivisions (1), (2) and (3) of this Section 15.02, that the restoration has been fully completed and paid for in full and that there are no liens of the character referred to therein, any balance of the insurance money at the time held by Lessor shall be paid to Lessee and to any Leasehold Mortgagee; provided Lessee shall not have exercised Lessee’s option to cancel this Lease pursuant to the provisions of Section 15.03 of this Lease and this Lease shall not have terminated as provided in Section 19.01 of this Lease; and provided, further, that no such payment shall be made while there shall exist any Event of Default or any other default on the part of Lessee under this Lease which is not in the process of being cured with due diligence and in good faith.

SECTION 15.03. If the Demised Premises shall be damaged or destroyed by fire or other casualty within three (3) years prior to the expiration of the initial or of any renewal term of this Lease, and this Lease shall not have been renewed beyond the then current term, and the cost of restoration exceeds the sum of SEVEN MILLION FIVE HUNDRED THOUSAND AND 00/100 DOLLARS ($7,500,000.00), as estimated by a licensed architect or a licensed professional engineer, selected and employed by Lessee at Lessee’s expense and approved in writing by the Lessor (which approval Lessor agrees shall not be unreasonably withheld and, if Lessor fails to act thereon within twenty (20) days, exclusive of Saturdays, Sundays and holidays, Lessor shall be deemed to have approved Lessee’s selection), Lessee shall have the option of

(a) restoring, repairing, replacing, rebuilding, changing or altering the Building as provided in this Lease, or

(b) terminating this Lease within sixty (60) days from the time of such destruction or damage (the exact date of such termination within such 60 day period to be stated in a written notice to Lessor); provided

(1) the applicable insurance shall be valid and subsisting and adequate to cover such destruction or damage without any defenses to the payment thereof by the insurance carriers based upon acts or omissions of Lessee or of any Sublessee;

(2) Lessee shall have timely and in good faith instituted, and thereafter shall have been busily engaged in prosecuting with continuity, all work necessary to protect and secure the occupants of the Demised Premises and the public from and against injury to persons and property; and if any note or notice of violation of any city, state or federal law, ordinance, order, or requirement, shall have been noted in or issued by a city, state or federal government or departments thereof, having jurisdiction, against or affecting the Demised Premises or any part thereof as a result of such damage or destruction by fire or other casualty, Lessee shall have timely and in good faith instituted, and thereafter shall have been engaged in prosecuting with continuity all work necessary to comply with any such note or notice; and the insurance proceeds shall be used by the Lessor to the extent necessary to defray, or to make reimbursement for, the reasonable expense of such temporary repairs for such protection of the occupants of the Demised Premises and the public from and against injury to persons and property and the reasonable expense of the curing of any such violation resulting from such damage or destruction; provided, however, as a condition precedent to such defrayment or such reimbursement, Lessee shall have furnished to Lessor a certificate signed by Lessee setting forth that the sum requested either has been paid by Lessee or is justly due to contractors, sub-contractors, materialmen, engineers or other persons who have rendered services or furnished materials in connection with such temporary repairs or the curing of such violation as therein specified, the names and addresses of such persons, a brief description of such services and materials, the several amounts so paid or due to each of such persons with respect thereto, and that the sum requested does not exceed the reasonable value of the services and materials described in the certificate;

(3) this Lease at the time of such election to terminate is unencumbered by any mortgages, judgments or other liens (to be evidenced by a search of a title company reasonably acceptable to the Lessor and to be furnished by the Lessee at Lessee’s sole cost and expense), free from any defaults and free from any pending matters that might develop into additional rent unless the Lessee shall secure the payment of such additional rent to the Lessor in a manner satisfactory to Lessor and, except as to those items of additional rent specified in subdivisions (d) and (e), Section 5.02 of this Lease, to the extent of their then coverage by valid and subsisting rent or rental value insurance and business interruption insurance;

(4) there are no space lessees, licensees or occupants of the Demised Premises whose rights extend beyond the then current term of this Lease or who possess any rights to have the Demised Premises restored or repaired;

(5) Lessee shall turn over to Lessor any security deposits and any prepaid rents and other charges and Lessee shall secure the Lessor in a manner satisfactory to the Lessor against the obligation to pay any claims or allow any offsets that might be asserted by such space lessees, licensees or occupants;

(6) Lessee shall also deliver to Lessor on or before the date of termination duly executed duplicate originals of any and all space leases, building plans, floor plans and management records or copies thereof; and

(7) Lessee shall pay to Lessor a sum of money equal to the balance of all assessments theretofore converted into instalments.

In the event of such termination, Lessee, except for reimbursement to the extent set forth above in subdivision (2) of subparagraph (b) of this Section 15.03, shall not be entitled to any portion of the proceeds of any insurance, including but not limited to, the fire insurance, war damage insurance, the rent or rental value insurance and business interruption insurance, all of which shall become the sole property of Lessor, and there shall be no apportionment of any items of additional rent paid by Lessee and covering a period of time extending beyond the date of such termination.

At the time of such termination Lessee shall at once surrender and deliver up the Demised Premises into the possession and use of Lessor and shall remove all of Lessee’s personal effects without fraud or delay. Lessee upon such termination, surrender and removal shall, except as provided in this Section 15.03, be released and discharged from any and all obligations under this Lease.

SECTION 15.04. Except as provided in Section 15.03 hereof, no destruction of, or damage to, the Demised Premises or any part thereof by fire or any other casualty shall permit Lessee to surrender this Lease or shall relieve Lessee from its liability to pay the net rent and additional rent payable under this Lease or from any of its other obligations under this Lease, and Lessee waives any rights now or hereafter conferred upon Lessee by statute or otherwise to quit or surrender this Lease or the Demised Premises or any part thereof, or to any suspension, diminution, abatement or reduction of rent on account of any such destruction or damage.

SECTION 15.05. In the event that any monies, or the equivalent thereof, in excess of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) shall be required to be paid to, or deposited with, Lessor, pursuant to the provisions of this Article 15 or of Articles 5, 9 or 16 of this Lease, at a time when The Prudential Insurance Company of America is not Lessor, then at the election of Lessee, all such amounts shall be paid or turned over, as a deposit for the benefit of Lessor and Lessee, any Leasehold Mortgagee and any Fee Mortgagee, as their respective interests may appear, to a bank or trust company having an office in New York County, New York and having a capital of not less than FIVE MILLION AND 00/100 DOLLARS ($5,000,000.00) and selected by Lessee, for the purposes set forth in said Articles 5, 9, 15 or 16, to be disbursed in accordance therewith. Lessee shall pay all charges and fees including attorneys’ fees of the bank or trust company that performs the functions provided for in said Articles 5, 9, 15 or 16.

ARTICLE 16

CONDEMNATION

SECTION 16.01. In the event that the Demised Premises, or any part thereof, shall be taken in condemnation proceedings or by exercise of any right of eminent domain or shall be voluntarily conveyed by all parties in interest in lieu of such taking (any such taking or conveyance being hereinafter referred to as a “taking”), Lessor shall be entitled to collect from any condemnor the entire award or consideration for any voluntary conveyance (both, of which are hereinafter referred to as “award”), that may be made as a result of such taking, without deduction therefrom for any estate hereby vested in or owned by Lessee, subject to Lessee’s rights as set forth in this Article 16. Lessee agrees to execute any and all further documents that may be required in order to facilitate collection by Lessor of any and all such awards. Lessee and any Fee Mortgagee, any Leasehold Mortgagee and any Sublessee, in cooperation with Lessor, shall have the right to participate in any condemnation or eminent domain proceedings and be represented by counsel for the purpose of protecting their respective interests thereunder. Notwithstanding the foregoing provision for the collection of the entire award by Lessor, if the taking shall occur at a time when The Prudential insurance Company of America is not Lessor, then at the election of Lessee, any award shall be paid or turned over, as a deposit for the benefit of Lessor, Lessee, any Leasehold Mortgagee and any Fee Mortgagee, as their interest may appear, to a bank or trust company having an office in New York County, New York and having a capital of not less than Five Million and 00/100 Dollars ($5,000,000.00) and selected by Lessee, to be disbursed in accordance with the provisions of this Article 16. Lessee shall pay all charges and fees, including attorney’s fees, of the bank or trust company that performs the aforesaid functions.

SECTION 16.02. If at any time during the term of this Lease a taking of the whole or materially all of the Demised Premises shall occur, such taking of the whole shall be deemed to have caused this Lease to terminate and expire on the date of such taking, and such taking of materially all but less than the whole shall leave this Lease in full force and effect in respect to the part not taken, but in either case without prejudice to the rights of Lessee to share in the award as hereinafter provided. The net rent and all additional rent required to be paid by

Lessee under this Lease shall be paid up to the date of such taking and Lessee shall, in all other respects, keep, observe or perform all the terms, covenants, agreements, provisions, conditions and limitations of this Lease on Lessee’s part to be kept, observed or performed, up to the date of such taking. In such ease, Lessee, as between Lessor and Lessee, shall not be entitled to receive from Lessor any apportionment of Impositions theretofore paid or payable by Lessee, but any moneys actually received by Lessor constituting an overpayment of any Imposition by Lessee shall be added to, and the entire offset of any unpaid Imposition, relating to a period of time beginning before the date of such taking, shall be deducted from, Lessee’s share of any such award, regardless of whether such period of time shall have ended before or shall have extended beyond the date of such taking, or whether such Imposition had theretofore become due or payable. In any event Lessor, without obligation or any expense, shall cooperate in Lessee’s application for a return of any overpayment to which the Lessee may be entitled. For purposes of this Section 16.02 “materially all of the Demised Premises” shall be deemed to have been taken only if the portion of the Demised Premises not so taken cannot be so repaired or reconstructed as to constitute a complete, rentable structure capable of producing net annual income after deducting operating expenses bearing approximately the same ratio to value of the remaining Demised Premises as the net annual income after deducting operating expenses produced by the Demised Premises immediately prior to the taking bore to the value of the Demised Premises immediately before the taking. The average net annual income produced by the Demised Premises during the five-year period immediately preceding such taking shall be deemed to constitute the actual net annual income immediately prior to the taking for the purposes of this Section 16.02. As used above, the term “operating expenses” shall be deemed to exclude depreciation, income taxes, franchise taxes, and interest and amortization of any Leasehold Mortgage.

SECTION 16.03. In the event of the taking of the whole of the Demised Premises at any time during the term of this Lease, the rights of Lessor and Lessee to share in the net proceeds of any award received by Lessor upon such taking, shall be as follows and in the following order of priority:

(a) The Lessor’s share shall he the total of the following, with interest to the date of payment:

(1) the amount which shall represent the worth, at the time of such taking, of the net rent to be paid by Lessee under the terms of this Lease from the date of such taking to the date of termination of this Lease (for the purpose of determining the said worth, such net rent to be discounted at the rate of six and one-half per centum (6 1/2%) per annum compounded monthly, from the date of such taking to the date that each monthly net rent instalment would have become due had this Lease continued to the date of termination of this Lease); plus

(2) the amount which with interest thereon compounded monthly at the rate of six and one-half per centum (6 1/2%) per annum from the date of such taking to the date of termination of this Lease will equal the amount of the entire award.

The term “date of termination of this Lease” as used in this Section 16.03 and in subdivision (b) of Section 16.04 of this Lease shall be construed to mean the date of expiration of the term of this Lease as if this Lease had been renewed by the Lessee for all the renewal terms provided for in Article 20 of this Lease, provided however, that if such taking shall occur at any time after any option to renew shall have expired and this Lease shall not have been renewed pursuant to said Article 20, then, and in that event, the term “date of termination of this Lease” as used in this Section 16.03 and in Section 16.04 of this Lease shall be construed to mean the date of expiration of the then current initial or renewal term of this Lease.

(b) Lessee shall be entitled to receive any balance of said award after all the payments have been made to Lessor as provided in subdivision (a) of this Section 16.03.

(c) If the values of the respective interest of Lessor and Lessee shall be determined according to the provisions of subdivisions (a) and (b) of this Section 16.03 in the proceeding pursuant to which the Demised Premises shall have been taken, the values so determined shall be conclusive upon Lessor and Lessee. If such values shall not have been thus separately determined, such values shall be determined according to the provisions of subdivisions (a) and (b) of this Section 16.03 by agreement between Lessor and Lessee, or upon failure so to agree, by arbitration pursuant to the provisions of Article 26 of this Lease.

SECTION 16.04. If at any time during the term of this Lease title to less than the whole of the Demised Premises shall be taken, as aforesaid, herein called “partial taking”, this Lease shall continue and:

(a) If less than materially all of the Demised Premises shall be taken, Lessee shall promptly, except for unavoidable delays, at Lessee’s expense, restore the Demised Premises, to the extent as nearly as possible, to the condition and character as they existed immediately prior to such partial taking, and if materially all of the Demised Premises shall be taken Lessee may, at Lessee’s option and at Lessee’s expense, restore the premises. Such restoration, repairs, replacements and rebuilding, including the cost of temporary repairs or for the protection of the Demised Premises pending completion shall be made in timely compliance with the provisions of subdivisions (c) through (j) inclusive of Section 9-01. All of the net award collected by Lessor pursuant to Section 16.01 of this Lease, shall be held by Lessor and applied and paid over toward the cost of demolition, repair and restoration of such partial taking, substantially in the same manner and subject to the same conditions as those provided in Section 15.02 of this Lease except for the last two unnumbered paragraphs thereof. Upon receipt by Lessor of satisfactory evidence, of the character required by subdivisions (1), (2) and (3) of Section 15.02, that the restoration has been fully completed and paid for in full and that there are no liens of the character referred to therein, any balance of such net award for such partial taking remaining in the hands of Lessor after payment of such costs of demolition, repair and restoration, as aforesaid (which balance is hereinafter in this Section 16.04 referred to as the “balance of the net award”), shall be divided between Lessor and Lessee as their respective shares are defined in subdivision (b) of this Section 16.04 and the net rent thereafter payable shall be adjusted as provided in subdivision (c) of this Section 16.04. In the event that the costs of such demolition, repairs and restoration shall exceed the net amount collected by Lessor, Lessee shall forthwith pay the deficiency.

(b) The rights of Lessor and Lessee to share in the balance of the net award for the taking of less than the whole of the Demised Premises shall be as follows and in the following order of priority:

(1) The Lessor’s share shall be the total of the following, with interest to the date of payment:

(a) the amount which shall represent that part of the balance of the net award as the worth of the net rent (to be determined in accordance with the provisions of subdivision (a) (1) of Section 16.03 of this Lease) bears to the value of the Demised Premises immediately prior to such partial taking; plus

(b) the amount which with interest thereon compounded monthly at the rate of six and one-half per centum (6 1/2%) per annum from the date of such taking to the date of termination of this Lease will equal the amount of the balance of the net award.

(2) Lessee shall be entitled to receive any remainder of the balance of the net award after all the payments have been made to Lessor as provided in this subdivision (b) of this Section 16.04.

(c) The net rent thereafter payable by Lessee shall be apportioned and reduced from the date of each such partial taking: as follows:

(1) If such taking occurs during the initial term of this Lease, by an amount equal to seven per centum (7%) per annum of the Lessor’s share, ultimately received and retained by Lessor, of the balance of the net award as to the net rent payable for the remaining period of the initial term of this Lease, and thereafter, as to the net rent payable during the first renewal term of this Lease, by an amount equal to four per centum (4%) per annum of such Lessor’s share of the balance of the net award and thereafter, as to the net rent payable during each of the last three (3) renewal terms of this Lease, by an amount equal to three and one-half per centum (3 1/2%) per annum of such Lessor’s share of the balance of the net award, or

(2) If such taking shall occur during the first renewal term of this Lease, by an amount equal to four per centum (4%) per annum of the Lessor’s share, ultimately received and retained by Lessor, of the balance of the net award as to the net rent payable for the remaining period of the first renewal term and thereafter, during each of the last three (3) renewal terms of this lease, by an amount equal to three and one-half per centum (3 1/2%) per annum of Lessor’s share, ultimately received and retained by Lessor, of the balance of the net award as to the net rent payable during each of the last three (3) renewal terms of this Lease, or

(3) If such taking shall occur during the second, third or fourth renewal term of this Lease, by an amount equal to three and one-half per centum (3 1/2%) per annum of Lessor’s share, ultimately received and retained by Lessor, of the balance of the net award, as to the net rent payable for the remaining period of the then current renewal term and subsequent renewal term or terms;

provided, however, that the net rent required to be paid by the provisions of this Lease, on and after the date Lessee shall be required to surrender possession of such part of the Demised Premises as shall be so taken, shall not at any time be reduced by an amount more than that proportion of the net rent as the value of such part so taken bears to the total value of the Demised Premises immediately prior to such taking.

Any net rent becoming due and payable hereunder between the date of any such partial taking and the date of final determination of the amount of the net rent reduction, if any, to be made in respect hereof shall, subject to correction upon such final determination, be temporarily adjusted so that the Lessee shall pay, in the interim, as net rent a sum of money equal to that portion of the then current net rent in the ratio that the value of the portion remaining after such taking or condemnation bears to the value of the Demised Premises immediately prior thereto as estimated by Lessor; provided, however, that after such final determination, Lessor, within ten (10) days after request, shall pay to Lessee an amount equal to the amount by which any net rent theretofore paid by Lessee for such interim period shall exceed the amount of the net rent for such period as so reduced or Lessee, at its election, may, notwithstanding the provisions of Section 2.02 of this Lease, deduct such amount from any subsequent instalment or instalments of net rent payable hereunder; and provided, further, that in the event such final determination shall disclose the net rent required to be paid during such interim period was at a rate less than that finally determined, Lessee covenants and agrees to pay the deficiency as net rent within ten (10) days after Lessor’s request

SECTION 16.05. Lessee shall be entitled to share in any award or awards made in condemnation proceedings for consequential damages or for the taking of any appurtenances to the Demised Premises, vaults, areas or projections outside of the boundaries of the lands owned by Lessor, or rights in, under or above the streets or avenues adjoining said lands, or the rights and benefits of light, air, view or access to said streets or avenues, or for the taking of space, or rights therein, below the surface of, or above the Demised Premises, or in any award or awards made for damage sustained from the change of grade of any street or avenue upon which the Demised Premises abut, as if such award were for the taking of a part of the Demised Premises. Lessee shall have the same obligation to restore the Demised Premises from the damage sustained by any such action and shall have the use of the award to apply on account of the cost thereof, as if any such award were for the taking of a part of the Demised Premises.

SECTION 16.06. If the temporary use of the whole or any part of the Demised Premises shall be taken by any lawful power or authority, by the exercise of the right of condemnation or eminent domain, Lessee shall give prompt notice thereof to Lessor, the term of this Lease shall not be reduced or affected in any way, Lessee shall continue to pay in full the net rent and the additional rent herein reserved, without set-off, reduction or abatement, and Lessee shall be entitled to receive for itself any award or payment made for such use during the remaining term of this Lease; provided, however, that if such award or payment is made in a lump sum, the same shall be paid to and held by the Lessor as a non-interest bearing fund which Lessor shall apply from time to time to the payments to become due to Lessor from Lessee pursuant to the terms, covenants, agreements, provisions, conditions and limitations of this Lease, except that in the event such taking results in changes or alterations which would necessitate an expenditure to restore the Building to its former condition, that portion, if any, of such lump sum award or payment as shall be determined in the condemnation proceeding to be adequate to restore the Building to its former condition, or, if not so determined, then such portion as shall be determined by agreement between the Lessor and the Lessee, or upon failure so to agree, by arbitration pursuant to Article 26 of this Lease, shall not be so applied; and provided further, however, that Lessor shall return to Lessee, in monthly instalments, commencing on the first day of the month following the date of receipt by the Lessor of such lump sum award or payment and continuing on the first day of each month thereafter, the excess, if any, of said lump sum award or payment remaining, after first deducting, as above provided, such amount determined to be adequate to restore the Building to its former condition, such monthly instalments to he computed by dividing such excess by the number of months from the date of the receipt by the Lessor of such lump sum award or payment to the termination date of such temporary use, each such monthly payment to be reduced by such sum as Lessor may properly apply to payments then due to the Lessor from the Lessee pursuant to the terms, covenants, agreements, provisions, conditions and limitations of this Lease. The Lessor shall continue to return such surplus, if any, to Lessee, until the first of the following to occur:

(a) the expiration or earlier termination of the term of this Lease; or

(b) the termination of such use by such lawful power or authority; or

(c) the application by Lessor from time to time to the payments due Lessor from Lessee and/or the return to Lessee, pursuant to the provisions of this Section 16.06, of all of such lump sum award or payment received by Lessor, excepting that portion, if any, determined to be adequate to restore the Building to its former condition;

upon the occurrence of either of the events mentioned in subdivision (a) above, the entire balance of such lump sum award or payment, including the portion, if any, of such award or payment determined to be adequate to restore the Building to its former condition, shall become the outright property of the Lessor. No such surplus shall be returned by Lessor to Lessee while there shall exist any Event of Default or any other default on the part of Lessee under this Lease which is not in the process of being cured with due diligence and in good faith.

If possession of the whole or such part of the Demised Premises as shall have been taken for such temporary use shall revert to the Lessee prior to the expiration or earlier termination of the initial term or any renewal term of this Lease, Lessee shall promptly, except for unavoidable delays, at Lessee’s sole cost and expense, restore the Building to its former condition, and in all other respects indemnify and save harmless Lessor from the effects of such taking so that the Demised Premises shall upon completion of such restoration be in substantially the condition they were in prior to such taking. Such restoration, repairs, replacements and rebuilding, including the cost of temporary repairs or for the protection of the Demised Premises pending completion shall be made in timely compliance with the provisions of subdivisions (c) through (j) inclusive of Section 9.01. The portion, if any, of the lump sum award or payment received by Lessor for restoration of the Building to its former condition shall be paid to the Lessee substantially in the same manner and subject to the same conditions as those provided in Section 15.02 hereof except for the last two unnumbered paragraphs thereof. Upon receipt by Lessor of satisfactory evidence, of the character required by subdivisions (1), (2) and (3) of Section 15.02, that the restoration has been fully completed and paid for in full and that there are no liens of the character referred to therein, any balance of said portion of the award remaining in the hands of Lessor after payment of such cost of restoration, shall be paid to Lessee. In the event that the costs of such alterations shall exceed the portion, if any, of the lump sum award or payment received by Lessor for restoration of the Building to its former condition, Lessee shall pay the deficiency.

Lessee shall pay all fees, including reasonable counsel fees, costs, and expenses of every character of Lessor in connection with the eventualities provided for in this Section 16.06 and Lessee shall be entitled to reimbursement therefor in accordance with the provisions of Section 16.07 of this Lease, or, to the extent that the amount of the lump sum award or payment received by Lessor, less such portion thereof determined to be adequate to restore the Building to its former condition, is sufficient, Lessee may direct Lessor in writing to pay such fees, costs and expenses to or for the account of Lessee from such lump sum award or payment.

SECTION 16.07. In the ease of any taking covered by the provisions of this Article 16, Lessor and Lessee shall be entitled to reimbursement from any award or awards for all reasonable costs, fees, including reasonable counsel fees, and expenses incurred in the determination and collection of any such awards.

SECTION 16.08. In the event of any dispute between Lessor and Lessee as to whether or not materially all of the Demised Premises has been taken, or as to the value of the Demised Premises or any part thereof or as to any allocation of awards pursuant to this Article 16, such matters shall be determined by arbitration as provided in Article 26 of this Lease. In the event this Lease shall be encumbered by a Leasehold Mortgage at the time any monies representing Lessee’s share in any net award for a total or a partial taking, except in the ease of any taking for a temporary use in respect of which the Leasehold Mortgagee shall not have delivered to Lessor a written demand for payment to both Lessee and Leasehold Mortgagee, shall become due and payable to Lessee pursuant to the provisions of this Article 16, such payment shall be made to both the then owner and holder of this Lease and the then owner and holder of any such Leasehold Mortgage, and, as a condition precedent to any such payment, there shall be furnished to Lessor, without expense to Lessor, evidence of title, reasonably satisfactory to Lessor, in and to this Lease and in and to such Leasehold Mortgage and the note or bond for which such mortgage was given to secure; and Leasee shall furnish such evidence or cause such evidence to be furnished to the Lessor.

ARTICLE 17

VAULT SPACE

SECTION 17.01. Vaults and areas, if any, now or hereafter built extending beyond the building line of Demised Premises are not included within the Demised Premises, but Lessee may occupy and use the same during the term of this Lease, subject to such laws, permits, rules and regulations as may be imposed by appropriate governmental authorities with respect thereto, and Lessee covenants and agrees to comply therewith.

SECTION 17.02. No revocation on the part of any governmental authority of any license or permit to maintain and use any such vault or area shall in any way affect this Lease or the amount of the net rent and additional rent payable by Lessee or the other obligations of the Lessee hereunder. If any such license or permit shall be revoked, Lessee shall, at its sole cost and expense, do and perform promptly all such work as may be necessary to comply with any order revoking the same.

ARTICLE 18

MORTGAGES, ASSIGNMENTS, SUBLEASES AND TRANSFERS

OF LESSEE’S INTEREST

SECTION 18.01-A. During the term of this Lease, in each case and in each original and in each subsequent instance, without the prior written consent of Lessor first had and received, neither this Lease nor the interest of Lessee in any rent or any other income from the Demised Premises, shall be sold, assigned, transferred or in any way disposed of, whether by operation of law or otherwise, nor shall the Demised Premises be sublet as an entirety (except that Lessor shall not withhold its consent to a Sublease to one or more of the then partners of Lessee or to a corporation or partnership of which he or they are the sole stockholders or members, as the case may be). It is understood that, if Lessee is a partnership, the admission of a new partner or the retirement, death, bankruptcy, insanity or other legal disability of any partner shall not constitute an assignment of this Lease by operation of law or otherwise, provided that the remaining and any such admitted general partners continue the partnership business of the ownership of this Lease. It is further understood that if Lessee consists of a trustee or trustees under a Real Estate Investment Trust (sometimes hereinafter in this Lease referred to as a “Trust”), the designation of a successor trustee or an additional trustee or the resignation, removal, death, bankruptcy, insanity or other legal disability of any trustee shall not constitute an assignment of this Lease by operation of law or otherwise, provided that the remaining and any such successor or additional trustees continue the Trust for the purpose of the ownership of this Lease.

SECTION 18.01-B. However, in any case which does not involve an assignment for the benefit of creditors or an assignment growing out of, or having any connection with, operation of law or any of the eventualities made the subject of an Event of Default in subdivisions (e) and (f) of Section 19.01 of this Lease, Lessor shall not withhold its written consent to an assignment of this Lease as a whole actually vesting in the assignee named in the assignment the legal title in and to the leasehold estate created by this Lease, upon the satisfaction of the conditions and upon compliance by Lessee with the requirements as hereinafter set forth, in the original and in each subsequent instance, when the proposed assignee is limited to (i) a corporation organized and existing under and by virtue of the laws of the State of New York, (ii) a partnership as defined in subdivision (m) of Section 27.01 of this Lease and which has been formed pursuant to the Partnership Laws of the State of New York, with principal place of business located and to be maintained in the County of New York, for the purpose of becoming such assignee, or (iii) a trustee or trustees under a Real Estate Investment Trust as defined in subdivision (n) of Section 27.01 of this Lease, provided that

(1) written request for consent is made to Lessor by the then Lessee in the manner provided for the giving of notices pursuant to the provisions of Article 22 of this Lease, at least two weeks prior to the time set for the delivery of the proposed instrument of assignment, accompanied by the following:

(a) a notification to Lessor of the time and place of the proposed closing of the assignment which shall be on any business day between the hours of 9:00 a.m. and 5:00 p.m. and at a specified address within the County of New York;

(b) a facsimile of the form of the instrument of assignment proposed to be executed by such assignor and assignee;

(c) a facsimile of the form of the assumption of lease agreement proposed to be executed by such assignee;

(d) as to any such proposed corporate assignee, a certified copy of its Certificate of Incorporation, including any and all amendments thereof, as filed in the Office of the Secretary of State of the State of New York, together with an affidavit of an officer thereof, executed as of the date of such written request, disclosing as of the date of execution the names and residence addresses of all of its officers and all of the members of its Board of Directors;

(e) as to any such proposed partnership assignee, a certified copy of its certificate as filed in the County Clerk’s Office of the Comity of New York; and

(f) as to any such proposed trustee assignee, (i) an executed duplicate original of the trust indenture and any and all amendments thereof and the Trustees’ Regulations issued thereunder, (ii) an affidavit of any trustee, executed as of the date of any such written request, disclosing as of the date of the execution the names and residence addresses of all the trustees, (iii) a certification by any trustee that the trustee or trustees signing any instrument required to be furnished to Lessor in connection with such assignment of this Lease, is or are authorized by the trust indenture and by due action taken thereunder so to sign and thereby to bind all the trustees and the Trust, and (iv) a covenant and agreement by such assignee to he contained in the instruments of assignment and assumption (in addition to any other covenants required to be included therein) to the effect that the following instrument or instruments, as the case may be, shall be promptly delivered to Lessor by registered or certified mail, return receipt requested: 1. Whenever there is a change in the number or identity of the trustees, an affidavit of any trustee disclosing the names and residence addresses of all the trustees: 2. Whenever any instrument required by this Lease to be delivered to Lessor is signed by less than all of the trustees, a certification, accompanying such instrument, by any trustee that the trustee or trustees so signing is or are authorized by the trust indenture and by due action taken thereunder so to sign and thereby to bind all the trustees and the Trust.

(2) such facsimile of the proposed instrument of assignment and such facsimile of the proposed assumption of lease agreement each contains, in addition to an expression that the giving of Lessor’s consent is part of the consideration therefor, covenants and agreements by such assignee, to the effect that (a) the assignee, for the benefit of the assignor and the Lessor, covenants and agrees, on behalf of such assignee, the legal representatives and the successors and assigns of the assignee, to keep, observe, or perform after the date of the delivery of such instrument of assignment each and every one of the terms, covenants, agreements, provisions, conditions and limitations contained in this Lease, including all accrued liabilities and obligations of such assignor under this Lease and including all liabilities and obligations of such assignor originating before and accruing after the effective date of such assignment, and (b) the assignee, for the benefit of the assignor and Lessor, without limitation upon the generality, in their full force and effect, of all and each and every one of the terms, covenants, agreements, provisions, conditions and limitations of this Lease, specifically covenants and agrees on behalf of such assignee, the legal representatives and the successors and assigns of the assignee, not to sell, assign, transfer, or in any way dispose of, during the remainder of the term of this Lease, whether by operation of law or otherwise, this Lease or any rent or any other income from the Demised Premises, or sublet the Demised Premises as an entirety, without the prior written consent of Lessor first had and received and without first satisfying the conditions and complying fully with the requirements as set forth in Article 18 of this Lease, in each case and in each original and in each subsequent instance, but whenever said conditions have been satisfied and said requirements fully complied with in each such case and in each such instance, the assignor and any such proposed assignee shall be entitled to the delivery of Lessor’s written consent, as provided in this Article 18 of this Lease;

(3) such certified copy of the filed partnership certificate, as executed and acknowledged or sworn to by the partners, contains, apart from any other matters required by law or other matters not inconsistent herewith, the following statements:

(a) a partnership name;

(b) the business of the partnership as having to do only with the ownership of this Lease;

(c) the location of the principal place of business within the County of New York;

(d) the name and place of residence of each partner, general and limited partners being respectively designated, and that no partner is an infant;

(e) the right of any one of the general partners to act on behalf of and to bind the co-partnership with respect to the acceptance of service of process, the acceptance of any and all notices that may he served or mailed to Lessee as contemplated by the terms, covenants, agreements, provisions, conditions and limitations of this Lease and the performance of any and all matters having to do with arbitration as set forth in Article 26 of this Lease;

(f) the right of the remaining general partner or partners to continue the partnership business on the retirement, death, insanity or other legal disability of a general partner; and

(g) that during the remainder of the term of this Lease, in each case and in each original and in each subsequent instance, neither this Lease nor the interest of such assignee in any rent or in any other income from the Demised Premises, shall be sold, assigned, transferred, or in any other way disposed of, whether by operation of law or otherwise, nor shall the Demised Premises be sublet as an entirety, without the prior written consent of Lessor first had and received as provided in Article 18 of this Lease.

To the extent that the partnership certificate may not be accepted for filing by the said County Clerk of the County of New York because of the inclusion therein of one or more of the above required statements, such statements shall be contained in the partnership agreement, an executed duplicate original of which shall be delivered to Lessor, together with the said certificate. No changes in the above required statements shall be made except as to the partnership name, the re-location of the partnership place of business within the County of New York or the name and place of residence of each general or limited partner, no one of whom shall be an infant, and then only upon the filing of an amended certificate, a certified copy of which shall be forwarded forthwith by registered or certified mail, return receipt requested, to the then Lessor; or, if such statement to be changed is contained in the said partnership agreement but not in said certificate, then only upon the execution of an instrument of amendment to said partnership agreement, an executed duplicate original of which shall be forwarded forthwith by registered or certified mail, return receipt requested, to the then Lessor.

(4) such executed duplicate original trust indenture contains, apart from any other matters required by law or other matters not inconsistent herewith, the following provisions:

(a) a Trust name;

(b) the purpose of the Trust as including, among other things, the ownership of a lease of real estate;

(c) the location of an office of the Trust within the County of New York;

(d) neither the transfer of beneficial interests, nor the death, bankruptcy, insanity or other legal disability of any beneficiary shall operate to dissolve or terminate the Trust;

(e) the resignation, removal, death, bankruptcy, insanity or other legal disability of any or all of the trustees shall not terminate the Trust or affect its continuity;

(f) title to the property of the Trust shall vest in successor trustees upon written acceptance of their election or appointment, without any further act;

(g) the trustees’ powers shall include, among other things, the right to own a lease of real estate and the right to hold legal title to the property of the Trust in the name of the Trust or in the name of one or more trustees;

(h) the designation of each of the trustees as attorney-in-fact to receive service of process or notices on behalf of himself as trustee, and on behalf of all the trustees and the Trust;

(i) there shall be no more than six trustees;

(j) vacancies among the trustees may be filled by a written designation signed by a majority of the remaining trustees.

The trust indenture and the assumption agreement, as described in subdivision (2) of this Section 18.01-B, to be delivered by a trustee assignee may each contain a provision to the effect that upon any obligation being incurred as Lessee hereunder by the Trust or by the trustees in their capacities as such, that any money judgment obtained shall be collected solely out of the property of the Trust and neither the beneficiaries nor the trustees individually shall be liable for any such money judgment.

No changes in the above required provisions shall be made, except as to the Trust name or the relocation of the office of the Trust within the County of New York, and then only upon the execution of an instrument of amendment of said trust indenture, an executed duplicate original’ of which shall be forwarded forthwith by registered or certified mail, return receipt requested, to the then Lessor.

(5) this Lease shall be free from any Event of Default at the time set for the delivery of such instrument of assignment or as the same may have been extended upon at least ten (10) days written notice to Lessor, from time to time, by and between the assignor and the proposed assignee.

The foregoing conditions having been fully satisfied and the foregoing requirements having been fully complied with, Lessor shall, as a simultaneous transaction, at the time and place of the closing of the assignment, or at such, extended time or change in place as to which Lessor shall have received ten (10) days prior written notice in the manner provided in Article 22 of this Lease, cause its written consent to be delivered in exchange for the fully executed counterpart of such instrument of assignment duly executed and acknowledged and in form for recording or a certified or a photostatic copy of the original thereof, together with such assignee’s assumption of lease agreement, duly executed and acknowledged and in form for recording. The delivery, in any instance, of any such written consent, as provided for in this Section 18.01-B, shall not become effective unless and until there shall have been delivered, at the time and place aforesaid the counterpart of such instrument of assignment, duly executed and acknowledged and in form for recording, or a certified or a photostatic copy of the original thereof, together with such assignee’s assumption of lease agreement, duly executed and acknowledged and in form for recording, each containing, in addition to an expression that the giving of Lessor’s consent is part of the consideration therefor, the covenants and agreements to the effect required in Subdivision (2) of this Section 18.01-B.

The voluntary dissolution of any corporate Lessee without judicial proceedings whereby the then stockholders of any such corporate Lessee combine as a partnership as defined in subdivision (m) of Section 27.01 of this Lease and formed under the Partnership Laws of the State of New York for the purpose of becoming the assignee of this Lease and jointly and severally assume this Lease, shall not be deemed an assignment by operation of law and such corporate assignor shall he entitled to the delivery of Lessor’s written consent but only upon satisfying the conditions and complying fully with the requirements as hereinabove in this Section 18.01-B provided.

SECTION 18.01-C. With respect to Lessor’s giving its written consent to any assignment which, except as provided in Section 18.01-B of this Lease, shall, at all times, be subject to Lessor’s refusal in the exercise of its sole discretion, but which Lessor, after such deliberation as Lessor may deem appropriate at the time, may, in one or more instances, be willing to give, no written consent shall be executed and delivered pursuant to such willingness, or become effective unless, in addition to those conditions and requirements that may be imposed at the time, this Lease shall, at the time, be free from any Event of Default and unless and until there shall have been delivered to Lessor the counterpart of the instrument of assignment, duly executed and acknowledged and in form for recording, or a certified or a photostatic copy of the original thereof, together with the assignee’s assumption of lease agreement duly executed, acknowledged and in form for recording, each containing, in addition to an expression that the giving of Lessor’s consent is part of the consideration therefor, the covenants and agreements to the same effect as required by the provisions of Subdivision (2) of Section 18.01-B of this Lease.

Whenever, at any time and from time to time, any such assignment of this Lease, assumption agreement of the assignee and consent of Lessor are delivered pursuant to the requirements of this Article 18, the same shall be recorded forthwith and any such assignor shall pay, or cause to be paid, all the recording fees.

SECTION 18.01-D. If and when Lessor in any instance, as provided in the foregoing sections of this Article 18, shall have delivered to the then owner of this Lease its written consent to a particular assignment thereof and there shall have been delivered to Lessor the counterpart of the applicable instrument of assignment duly executed and acknowledged and in form for recording, or a certified or photostatic copy of the original thereof, together with the “assignee’s assumption of lease agreement duly executed and acknowledged and in form for recording, each containing, in addition to an expression that the giving of Lessor’s consent is part of the consideration therefor the covenants and agreements to the effect required in Subdivision (2) of Section 18.01-B of this Lease, all liabilities and obligations of such assignor, to whom such consent shall have been delivered, accruing after such assignment, shall terminate, provided such assignee shall have assumed each and every one of the terms, covenants, agreements, provisions, conditions and limitations contained in this Lease including all accrued liabilities and obligations of such assignor under this Lease and including all liabilities and obligations of such assignor originating before and accruing after the effective date of such assignment, but nothing herein contained shall be construed to release such assignor from any liability or obligation which accrued prior to the effective date of such assignment and provided further that in the event Lessor shall give its written consent to an assignment of this Lease to a partnership, trustee or trustees under a Real Estate Investment Trust, tenancy-in-common, joint tenancy, syndicate, joint venture or similar entity or to more than one person, corporation or other entity all such persons, corporations and entities and all members of such entities, except the individual stockholders of any such corporation or corporations and except the partners, in their individual capacities and participants in the partnership interests of and in that type of partnership limited and defined in subdivision (m) of Section 27.01 of this Lease and except the trustees in their individual capacities under, and the beneficiaries of a Real Estate Investment Trust, shall, jointly and severally assume all the liabilities and obligations of the assignor as aforesaid; in the event of any assignment to which Lessor shall have given its written consent and in connection with which the assignor is released of all further liabilities and obligations as aforesaid, all such persons, corporations, entities and members of entities, who may have been liable and obligated with the assignor shall, similarly, be released from all such liabilities and obligations of the assignor.

SECTION 18.02. Lessee shall have the right to mortgage this Lease by first mortgage to (a) a college or university, (b) pension fund or foundation, or (c) a savings bank, bank, trust company or insurance company, or any other monetary or lending institution, authorized to make leasehold mortgage loans in the State of New York (hereinafter referred to as Institution), organized and existing under the laws of the United States, or any state thereof, and authorized to do business in the State of New York and under the supervision of the Comptroller of the Currency of the United States, or of either the Insurance or Banking Departments of the State of New York;

but in connection with an assignment of this Lease as in this Article 18 provided, Lessee may take back a first purchase money Leasehold Mortgage as part of the consideration therefor. Except as herein specifically permitted, Lessee shall not, without the prior written consent of Lessor, first had and received, in each case and in each instance, mortgage this Lease. Lessor hereby agrees that its consent to any other first mortgage on this Lease shall not be unreasonably withheld. Any such first mortgage may be increased by additional mortgage and agreement consolidating the liens. As to any such Leasehold Mortgage hereinabove in this Section 18.02 permitted or as to any other Leasehold Mortgage to which Lessor shall have given its written consent, Lessor consents to a provision therein for an assignment of rent to the holder thereof, effective upon any default, and to a provision therein that the holder thereof in any action to foreclose the same shall be entitled to the appointment of a receiver. No Leasehold Mortgage shall be binding upon Lessor in the enforcement of Lessor’s rights and remedies under this Lease or under any law, unless and until either an executed counterpart or a certified or photostatic copy of the original thereof and of the original note or bond for which such Leasehold Mortgage was given to secure shall have been delivered to Lessor, notwithstanding any other form of notice, actual or constructive. For the benefit of any such Leasehold Mortgagee who shall have become entitled to notice as hereinafter provided in this Article 18, Lessor agrees, subject, nevertheless, to all the terms, covenants, agreements, provisions, conditions and limitations contained in this Lease, not to accept a voluntary surrender of this Lease at any time while such Mortgage shall remain a lien on said Leasehold. It is further understood and agreed that such Leasehold Mortgagee will not be bound by any modification of this Lease unless such modification is made with the prior written consent of such Leasehold Mortgagee and no sale of the Demised Premises or any portion thereof to Lessee shall terminate this Lease by merger or otherwise so long as any Leasehold Mortgage exists with respect to the portion of the Demised Premises so sold.

At the date of the execution of this Lease, Lessor shall not withhold Lessor’s consent to an assignment of this Lease to a nominee for the purpose of executing and delivering a first Leasehold Mortgage or any modification, extension, consolidation or replacement thereof, provided that the nominee shall comply with the assumption provisions of Section 18.01-B; thereafter Lessor shall not withhold Lessor’s consent to an assignment to a nominee for the same purpose, provided that Lessee in each such subsequent instance has fully complied with the requirements of Section 18.01-B; and that in each subsequent instance the nominee shall likewise comply with the assumption provisions of Section 18.01-B, and that, immediately following each execution and delivery by the nominee of such Leasehold Mortgage or any modification, extension, consolidation or replacement thereof, this Lease shall be reassigned to the nominee’s assignor who shall thereupon similarly reassume pursuant to the provisions of Section 18.01-B.

SECTION 18.03. Any consent by Lessor, to any such assignment or mortgage of this Lease, or to the subletting of the Demised Premises as an entirety or to the cancellation, or to the acceptance of a surrender of any space lease shall apply only to the specific transaction thereby authorized and shall not relieve Lessee from the requirement of obtaining the prior written consent of Lessor to each, and every further assignment or mortgage of this Lease or to the subletting of the Demised Premises as an entirety or to the cancellation or to the acceptance of a surrender of any space lease.

SECTION 18.04. If any such Leasehold Mortgagee shall have given to Lessor, before any notice of any particular default shall have been given, under this Lease, a written notice, specifying the name and address of such Leasehold Mortgagee, Lessor shall send by registered or certified mail, return receipt requested, to such Leasehold Mortgagee a copy of each notice of such default and each subsequent default by Lessee at the same time as and whenever any such notice of default shall thereafter be given by Lessor to Lessee addressed to such Leasehold Mortgagee at the address last furnished to Lessor. No notice by Lessor shall be deemed to have been given unless and until a copy thereof shall have been so given to such Leasehold Mortgagee. Lessee irrevocably directs that Lessor accept, and Lessor agrees to accept, performance and compliance by any such Leasehold Mortgagee of and with any term, covenant, agreement, provision, condition or limitation on Lessee’s part to be kept, observed or performed hereunder with the same force and effect as though kept, observed or performed by Lessee; but Lessor shall not be obligated to accept such performance and compliance if, at any such time, Lessor shall not be furnished with evidence reasonably satisfactory to Lessor of the interest in this Lease claimed by the party tendering such performance and compliance. Without impairing the generality of the foregoing right of subrogation, it is particularly agreed that the holder of any such Mortgage on this Lease who shall have duly registered with Lessor as aforesaid, in case Lessee shall fail to appoint an arbitrator after written notice from Lessor to make such appointment as provided in Article 26 of this Lease, shall have an additional period of ten (10) days within which to appoint a second arbitrator who shall thereupon be recognized in all respects as if he had been appointed by Lessee. The holder of any Mortgage on the Fee, in the event of failure of Lessor to appoint an arbitrator, shall likewise be entitled to an additional period of ten (10) days within which to appoint an arbitrator who shall thereupon be recognized in all respects as if he had been appointed by Lessor.

SECTION 18.05. In case of the termination of this Lease by reason of the happening of any Event of Default, Lessor shall give written notice thereof to any such Leasehold Mortgagee who shall have notified Lessor of its name and address pursuant to Section 18.04, which notice shall be addressed by registered or certified mail, return receipt requested, to such Leasehold Mortgagee at the address last furnished to Lessor as above provided. If, within thirty (30) days after the mailing of such notice, such Leasehold Mortgagee shall pay, or arrange to the satisfaction of Lessor for the payment of a sum of money equal to any and all net rent and any and all additional rent due and payable by Lessee hereunder, as of the date of such termination, in addition to any and all expenses, costs and fees, including reasonable counsel fees, incurred by Lessor in terminating this Lease and in acquiring possession of the Demised Premises, together with a sum of money equal to the amount which, but for such termination, would have become due and payable under this Lease, from such termination date up to and including a period of sixty (60) days beyond the date of the mailing of such notice, Lessor shall, upon the written request of such Leasehold Mortgagee made any time within the first thirty (30) days of such sixty (60) day period mutually execute and deliver within the last thirty (30) days of such sixty (60) day period a new lease of the Demised Premises to such Leasehold Mortgagee or to the nominee of such Leasehold Mortgagee for the remainder of the term of this Lease, and with priority equal thereto, with insertions of the same clauses subject to which this demise is made, modified or enlarged to reflect any changes in governmental regulations, codes, orders, ordinances and laws affecting the Demised Premises or their use or any changes in the physical or title conditions thereof as the same may exist at the time of the delivery of such new lease, and at the net rent and additional rent and upon the terms, covenants, agreements, provisions, conditions and limitations herein contained, including such additional terms, covenants, agreements, provisions, conditions and limitations as Lessor shall deem necessary to secure the timely discharge of all liabilities and the timely performance of all obligations of the next preceding Lessee, excepting the obligation of curing those defaults specified in subdivisions (e) and (f) of Section 19.01 of this Lease, which shall have accrued as well as those which shall have originated prior to the execution and delivery of such new lease, and including the covenants in respect of remaining renewals, provided that such Leasehold Mortgagee shall have paid to Lessor a sum of money equal to any and all net rent and any and all additional rent which, but for such termination, would have become due and payable under this Lease up to and including the date of the commencement of the term of such new lease, together with all expenses, including reasonable attorney’s fees, incident to the preparation, printing, execution, delivery and recording of such new lease. But nothing herein contained shall be deemed to impose any obligation on the part of the Lessor to deliver physical possession of the Demised Premises to such Leasehold Mortgagee or to the nominee of such Leasehold Mortgagee, but Lessor agrees that Lessor will, at the sole cost and expense of such Leasehold Mortgagee or nominee, co-operate in the prosecution of summary proceedings to evict the then defaulting Lessee. If such Leasehold Mortgagee or its nominee shall acquire a new lease pursuant to the provisions of this Section 18.05 (the lessee under such new lease being hereinafter in this Section 18.05 called the “new lessee”), and if, upon such termination of this Lease, Lessor or any bank or trust company designated as provided in Section 15.05 or Section 16.01 of this Lease shall be holding, or shall be entitled to receive, any amount pursuant to Articles 5, 9, 15 and 16, and, pursuant to any of the provisions of this Lease, Lessee, but for such termination, would have been entitled to receive all or any part thereof or to have all or any part thereof applied to any restoration or alteration, then, irrespective of the provisions of Section 19.04 hereof, Lessor agrees that Lessor or such bank or trust company, as the case may be, shall receive and continue to hold such amounts and apply the same or pay out the same to the new lessee, in the same manner and to the same extent as Lessor or such bank or trust company would have been obliged to pay or apply the same to or for the benefit of Lessee if this Lease had not terminated.

SECTION 18.06. No other party, including a Leasehold Mortgagee or the nominee of such Leasehold Mortgagee, shall be entitled to become the owner of, or acquire any interest in this Lease pursuant to a judgment of foreclosure and sale, unless such party, such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee shall first have delivered to Lessor an assumption agreement, dated as of the date of such foreclosure sale and executed in recordable form, wherein and whereby such party, such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee assumes this Lease by covenanting and agreeing on behalf of such party, such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee, the legal representatives, the successors and assigns thereof, to keep, observe or perform all of the terms, covenants, agreements, provisions, conditions and limitations of this Lease on Lessee’s part to be kept, observed or performed. Such party or such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee, in connection with any assignment of this Lease, shall, upon satisfying fully all the conditions and complying fully with all the applicable requirements of Article 18 of this Lease, be released from any and all liabilities and obligations as Lessee under this Lease accruing after such assignment, but such party or such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee, whichever shall be the assignor, shall not be released from any liability or obligation which shall have accrued prior to the effective date of any such assignment.

SECTION 18.07. Nothing herein contained shall prevent Lessee from entering into new space leases of portions of the Demised Premises, provided that each such space lease shall be made subject and subordinate to this Lease and to any modification, replacement or extension of this Lease and to the rights of Lessor thereunder. Lessee shall not make any lease of the Demised Premises or any part thereof, or any renewal of any lease, which in legal effect would create a total assignment of this Lease or an assignment of this Lease pro tanto. That part of the term of any space lease or of any Sublease of the whole of the Demised Premises or renewals thereof made by Lessee and extending beyond a date one day prior to the end of the then current term of this Lease or any renewal term of this Lease with respect to which the option to renew has been exercised, shall be a nullity.

During the initial and any renewal term of this Lease, any space lease, wherein the annual rent reserved exceeds FORTY THOUSAND AND 00/100 ($40,000.00) DOLLARS, shall not be cancelled or a surrender thereof shall not be accepted when the unexpired term thereof exceeds a period of one year without the written consent of Lessor first had and received in each case and in each original and in each subsequent instance. Lessee shall not be required to secure Lessor’s written consent, however, if, in connection with any proposed cancellation or in connection with any proposed acceptance of a surrender, substantially the same space or equivalent space is being relet without a reduction in rent and for a term at least equal in duration to said unexpired term.

If the Lessor shall, at any time or from time to time, give written permission to the Lessee to enter into a Sublease, it shall be only upon the condition, in each case and in each original and in each subsequent instance, among other requirements, and Lessee so covenants and agrees, that any such Sublease shall contain similar provisions against the cancellation and the acceptance of surrenders of any space lease affecting the Demised Premises for the duration of the term of such Sublease with appropriate default provisions contained therein so as to enable Lessee to terminate such Sublease in the event of any violation thereof. In the event the above condition has been fully complied with and has been maintained in full force and effect, then, if any such Sublessee shall have failed to conform to the requirements of this Section 18.07 with respect to the cancellation or the acceptance of the surrender of any such space lease, Lessee shall not be deemed to be in default hereunder by reason of such violation by the Sublessee, if (a) either such violation by the Sublessee shall have been cured within thirty (30) days after Lessee shall have first become aware of such violation either by notice from the Lessor or from any other source, or (b) any such violation shall not have been cured within said thirty (30) day period and Lessee, within ten (10) days after the expiration of such period, shall have commenced proceedings to terminate such Sublease and thereafter shall have prosecuted the same to conclusion with due diligence and continuity. Such violations shall he deemed cured, however, if Lessee shall secure to Lessor in a manner satisfactory to Lessor the payment of all rent and other charges for the balance of the term of the cancelled or surrendered space lease, as if such space lease had not been cancelled or surrendered. In the event that such violation shall not be cured within the time limits aforesaid, then such violation shall become subject to the Event of Default provisions contained in Section 19.01 (a) of this Lease.

SECTION 18.08. Lessee shall, forthwith, upon Lessor’s request, furnish Lessor with such information with respect to the ownership of this Lease and with respect to space leases, lease and license agreements with television and radio broadcasters, the observation tower business, accidents, damages and the general condition and repair of the Demised Premises, as Lessor may reasonably require. Lessee shall also deliver to Lessor at Lessee’s earliest convenience after the end of each fiscal year but in no event later than one hundred and twenty (120) days after the end of each such fiscal year, Lessee’s sworn statement of income and expenses and a rent and other income schedule together with a statement showing all the then existing space leases and all the then existing lease and license agreements with television and radio broadcasters and the spaces and locations occupied, respectively, and the duration of the terms thereof, all in duplicate, with respect to the Demised Premises, and certified by a duly licensed Certified Public Accountant of the State of New York. In the event that the interest of Lessee be held by or assigned to a corporation, or other entity, the said report shall include a statement under oath of the names and addresses of all officers and of all members of the board of directors of such corporation, or the names and addresses of all the members of such other entity, showing the respective interests of the members of such other entity, as the case may be. If, at any time during the term of this Lease, the Lessee is a partnership, and if its filed partnership certificate and its partnership agreement shall have been furnished to Lessor in accordance with subdivision (3) of Section 18.01-B of this Lease, its report shall also include a statement under oath that said filed partnership certificate and said partnership agreement have not been amended with respect to the required statements set forth in said subdivision (3) of Section 18.01-B. Lessee, if a partnership, Real Estate Investment Trust, tenancy-in-common, joint tenancy, syndicate, joint venture or other similar entity, shall deliver a statement under oath of a member of such entity giving the names and addresses of record of all members of such partnership, Real Estate Investment Trust, tenancy-in-common, joint tenancy, syndicate, joint venture, or other similar entity and showing the interest owned by each member of such entity. If more than one corporation or entity is the owner of this Lease as Lessee, such statement shall be made by an officer or member of each such corporation or entity. Any reference in this Section 18.08 to members of a partnership or other entity is not intended to include participants in partnership interests of a general partnership or beneficiaries of a Real Estate Investment Trust.

SECTION 18.09. Lessee shall keep, observe or perform each and every term, covenant, agreement, provision, condition and limitation to be kept, observed or performed by the Lessee as landlord or as sublessor under all present or future space leases and shall and does hereby indemnify and agree to hold Lessor harmless from any and all liabilities, claims and causes of action arising thereunder.

SECTION 18.10. Lessee hereby assigns to Lessor all rents due or to become due from any present or future space lessee, but the effective date of such assignment shall be the date of the happening of an Event of Default under the provisions of this Lease. Thereupon, Lessor shall apply any net amount collected by it from space lessees to the rent or additional rent due under this Lease. No collection of rent by Lessor from an assignee of this Lease or from any Sublessee or from any space lessee shall constitute a waiver of any of the provisions of this Article 18 or an acceptance of any assignee, any Sublessee or any space lessee or a release of Lessee from performance by Lessee of its obligations under this Lease. Lessee shall not directly or indirectly collect or accept any payment of space rent under any space lease in advance of the rental due date, except that Lessee may, in individual instances, in good faith and in the due course of business, collect or accept payment of space rent for a period up to three (3) months in advance of the rental due date. Nothing herein contained shall be construed in derogation of Lessee’s right (1) to take security deposits for performance of space leases (except that if same are expressed to be applied to payment of rent, same shall not exceed three (3) months’ rent) or (2) payments made in consideration of the cancellation or surrender of any space lease not prohibited by Section 18.07.

SECTION 18.11. Lessee assumes and shall be responsible for and liable to Lessor, for all acts and omissions on the part of any present or future Sublessee or space lessee, and any breach or violation of any of the terms, covenants, agreements, provisions, conditions or limitations of this Lease, whether by act or omission, by any Sublessee or any space lessee, shall constitute a breach or violation by Lessee.

SECTION 18.12. With respect to any of the consents requested by Lessee under the provisions of this Article 18, whether or not the Lessor shall have consented thereto, Lessee shall pay to the Lessor all reasonable counsel fees and other expenses incurred by the Lessor in connection therewith.

SECTION 18.13. If Lessor shall, at any time or from time to time, give written permission to Lessee to enter into a Sublease, it shall be only upon the condition, in each ease and in each original and in each subsequent instance, among other requirements, and Lessee so covenants and agrees, that any such Sublease shall contain similar provisions as in Sections 18.01-A, 18.01-B, 18.01-C, 18.01-D, 18.02, 18.03, 18.04, 18.05, 18.06, 18.07 and 18.08 of Article 18 of this Lease with respect to among other things restrictions against mortgages, assignments, subleases and transfers of the Sublessee’s interest; provided, however, wherever “Lessor” and “Lessee” are referred to in said provisions they shall be designated in any such Sublease as “Sublessor” and “Sublessee” respectively, and other appropriate changes in form shall be made to reflect the fact that for references to this Lease and its provisions there shall be substituted references to the Sublease and its corresponding provisions. Lessee shall furnish or cause to be furnished to Lessor copies of all requests, notices, instruments, certificates, agreements, schedules, statements, reports and other documents given or furnished by Sublessee under said provision’s of the Sublease. Lessee shall not give any consent to any such restricted mortgage, assignment, sublease or transfer until it receives written consent from Lessor for the giving of such consent, and Lessee shall not knowingly permit the happening of any such restricted act without the written consent of Lessor. Whenever Lessee shall be entitled to any such consent, Lessor shall give its written consent to Lessee if all the conditions and requirements above set forth are satisfied and if Lessee shall have fully complied with the conditions and requirements of this Section 18.13. Any such written consent given by Lessor shall apply only to the specific consent thereby authorized and shall not relieve Lessee from the requirement of obtaining prior written consent of Lessor in each case and in each original and in each subsequent instance.

In the event Lessee shall, without such written consent of Lessor, give its consent to or knowingly permit the happening of any such restricted act, the same shall be deemed an Event of Default under this Lease. The giving of any consent by Lessee or the permitting by Lessee of the happening of any such restricted act, in violation of this Section 18.13, shall be and constitute a nullity.

SECTION 18.14. In case of the termination of this Lease by reason of the happening of any Event of Default under subdivisions (a), (e) and (f) of Section 19.01 or of any Event of Default with respect to the furnishing of any information or statements required by Section 18.08, the provisions, requirements and conditions of Section 18.05 hereof applicable to Leasehold Mortgagees with reference to the securing of a new lease from Lessor shall also be applicable to Sublessee and to a Subleasehold Mortgagee of a Sublease (the term Subleasehold Mortgagee as used in this Section 18.14 shall mean a mortgagee holding a mortgage on the subleasehold interest of Sublessee and shall also be deemed to include a trustee under any trust indenture under which the Sublease shall have been mortgaged), the same, however, as though the net rent, over and above all additional rent, as hereinafter in this Section 18.14 set forth and to be paid under any such new lease, were the rent now required to be paid under this Lease; provided, however, that any such Sublessee and any such Subleasehold Mortgagee of the Sublease, before any default shall have occurred under this Lease, shall have given written notice to the Lessor, specifying the name and address of such Sublessee or such Subleasehold Mortgagee and the Sublease is in full force and effect and free from any Event of Default at the time of such termination, and the Event of Default under this Lease causing the termination thereof shall not have resulted, directly or indirectly, from any acts or omissions of such Sublessee or such Subleasehold Mortgagee. Such qualified Sublessee or such qualified Subleasehold Mortgagee shall, after compliance with all the provisions, conditions and requirements applicable, as aforesaid, to any Leasehold Mortgagee, be entitled to a new lease from Lessor to be dated as of the date of any such termination for the balance of the term of this Lease including covenants with respect to any remaining renewals, which new lease shall include the same subject clauses and the same terms, covenants, agreements, provisions, conditions and limitations as are required to be inserted by the provisions of Section 18.05, with the exception of the net rent to be paid, over and above all additional rent. The net rent accruing from the date of such termination shall be as follows:

(a) For any balance of the initial term of this Lease at the rate of Four Million and 00/100 Dollars ($4,000,000) per annum, payable in equal monthly installments in advance on the first day of the month following the date of such termination and on the first day of each and every month thereafter; and

(b) For any remaining renewal term at the rate of Two Million and 00/100 Dollars ($2,000,000) per annum, payable in equal monthly installments in advance on the first day of each and every month.

The net rent for any period of less than one (1) month between the termination of this Lease and the first day of the month next, succeeding shall be apportioned and shall be payable in advance.

In the event that more than one request for a new lease shall have been received by Lessor within the thirty (30) day period specified in Section 18.05, priority shall be given (regardless of the order in which requests shall be made or received) to any Leasehold Mortgagee of this Lease making such request, then to any Sublessee making such request and then to any Subleasehold Mortgagee making such a request. It shall be a condition of the effectiveness of any request by any Sublessee to Lessor for a new lease that a copy of such request be sent by the Sublessee at the same time to any Leasehold Mortgagee which shall have given written notice to such Sublessee specifying the name and address of such Leasehold Mortgagee; and the Sublessee shall furnish to Lessor, together with such request for a new lease, proof, by affidavit, of the sending of such notice to the Leasehold Mortgagee, and Lessor shall be entitled to rely upon such affidavit.

SECTION 18.15. Any Leasehold Mortgagee shall have the right at its option to participate in any arbitration hereunder as a party or otherwise.

ARTICLE 19

CONDITIONAL LIMITATIONS—DEFAULT PROVISIONS

SECTION 19.01. If any one or more of the following events (in this Lease sometimes called “Events of Default”) shall happen:

(a) if default shall be made, whether by operation of law or otherwise, by selling, assigning or transferring or in any way disposing of this Lease or of any rent or other income from the Demised Premises, or by subletting the Demised Premises as an entirety, without the prior written consent of Lessor first had and received in each case and in each original and in each subsequent instance, as provided in Article 18 of this Lease; or by making a mortgage on this Lease or by hypothecating or by pledging the same as security for any indebtedness, without the prior written consent of Lessor first had and received in each ease and in each original and in each subsequent instance, except as is permitted in Section 18.02 of this Lease; or either by cancelling any space lease or by accepting a surrender of any space lease without the prior written consent of Lessor first had and received in each case and in each original and each subsequent instance, except as is permitted in Section 18.07 of this Lease, and except that such default shall not be deemed to have occurred if within thirty (30) days after Lessee shall have first become aware of such violation either by notice from Lessor or from any other source, Lessee either shall have cured such violation or shall secure to Lessor, in a manner satisfactory to Lessor, the payment of all rent and other charges for the balance of the term of the cancelled or surrendered space lease, as if such space lease had not been cancelled or surrendered; or by making any lease of the Demised Premises or of any part thereof which in legal effect would create either a total assignment of this Lease or an assignment of this Lease pro tanto; or by the failure of the purchaser of this Lease, including the nominee of any Leasehold Mortgagee, at each and every foreclosure sale to execute and deliver to Lessor within twelve (12) days after the date of any such foreclosure sale an agreement, dated as of the date of any such foreclosure sale, wherein and whereby any such purchaser covenants and agrees to assume all the terms, covenants, agreements, provisions, conditions and limitations of this Lease on Lessee’s part to be kept, observed or performed;

(b) if default shall be made in the due and punctual payment of any net rent or additional rent payable under this Lease or any part thereof when and as the same shall become due and payable, and such default shall continue for a period of twenty (20) days after written notice thereof from Lessor to Lessee;

(c) if default shall be made by Lessee in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Lessee’s part to be kept, observed or performed, other than those referred to in the foregoing subdivisions (a) and (b) of this Section, which do not expose the Lessor to criminal liability, and such default shall continue for a period of sixty (60) days after written notice thereof from Lessor to Lessee, or in the case of such a default or a contingency which cannot with due diligence and in good faith be cured within sixty (60) days, and Lessee fails to proceed promptly and with due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith (it being intended that in connection with a default, which does not expose Lessor to criminal liability, not susceptible of being cured with due diligence and in good faith within sixty (60) days that the time of the Lessee within which to cure the same shall be extended for such a period as may be necessary for the curing thereof promptly with due diligence and in good faith);

(d) if default shall be made by Lessee in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Lessee’s part to be kept, observed or performed, other than those referred to in the foregoing subdivisions (a), (b) and (c) of this Section and which does expose the Lessor to criminal liability, and such default shall continue after written notice thereof from Lessor to Lessee, and the Lessee fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence (it being intended that in connection with a default which exposes the Lessor to criminal liability, that the Lessee shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith);

(e) if Lessee shall file a voluntary petition in bankruptcy and shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Demised Premises or of Lessee’s interest therein; or

(f) if within one hundred and twenty (120) days after the commencement of any proceeding against Lessee seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute or law, such proceeding shall not have been dismissed or if, within one hundred and twenty (120) days after the appointment, without the consent or acquiescence of Lessee, of any trustee, receiver or liquidator of Lessee or of all or any substantial part of its properties or of the Demised Premises or of Lessee’s interest therein, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within sixty (60) days after the expiration of any such stay, such appointment shall not have been vacated then and in any such event Lessor at any time thereafter during the continuance of any such Event of Default may give written notice to Lessee and to any Leasehold Mortgagee entitled to such notice, specifying such Event of Default or Events of Default and stating that this Lease and the term hereby demised shall expire and terminate on the date specified in such notice, which shall be at least fifteen (15) days after the giving of such notice, and upon the date specified in such notice, subject to the provisions of Section 19.03, this Lease and the term hereby demised and all rights of Lessee under this Lease, including all rights of renewal whether exercised or not, shall expire and terminate, as if the date specified in such notice were the day therein definitely fixed for the end and expiration of this Lease and the term thereof.

SECTION 19.02. Any such proceeding or action involving bankruptcy, insolvency, reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy act or any other present or future applicable federal, state or other statute of law, above set forth in subdivisions (e) and (f) of Section 19.01 of this Article, shall be ground for the termination of this Lease pursuant to the terms, covenants, agreements, provisions, conditions and limitations of this Article 19, only when such proceeding, action or remedy shall be taken or brought by or against Lessee or any assignee of this Lease, while such Lessee or such assignee is the owner of this Lease.

SECTION 19.03. If the Lessor shall have given notice of any default described in this Lease and if there is outstanding at the time a mortgage on this Lease, held by a mortgagee who has become entitled to notice as provided in Section 18.04, Lessor shall delay giving a notice of expiration and termination as hereinafter provided and the then holder of any such Mortgage shall not only have and be subrogated to any and all rights of the Lessee with respect to the curing of any such default, except those defaults specified in subdivisions (e) and (f) of Section 19.01, but shall also have the right to extend, for the sole benefit of any such Leasehold Mortgagee, the period of time for thirty (30) days for the curing of any such default, and, irrespective of any other right such Leasehold Mortgagee may have to maintain this Lease free from default and in the meantime to foreclose its Mortgage, such Leasehold Mortgagee, as to any default that may not be cured by the payment of money and which requires entry upon the Demised Premises in order to be able to cure, shall have the right to extend the period of time beyond the said thirty (30) days for such additional period as, with all due diligence and in good faith, will enable such Leasehold Mortgagee to institute foreclosure proceeedings, appoint a receiver for the purpose, among other things, of curing such default and to acquire by foreclosure Lessee’s interest in this Lease, to effect a removal of the Lessee from the Demised Premises and, in the meantime and at the earliest opportunity, to cure such default; provided, however, the following conditions are duly and timely fulfilled:

(1) any such Leasehold Mortgagee shall, within thirty (30) days after Lessee’s failure to cure timely any default pursuant to the requirements of this Lease, give written notice of intention so to acquire Lessee’s interest and after such acquisition to cause Lessee to be removed from the Demised Premises, and so to cure such default, and at the time of the giving of such notice of intention, such Leasehold Mortgagee shall pay to the Lessor any and all arrears in net rent and additional rent; and

(2) such Leasehold Mortgagee shall, after the giving of such notice of intention and payment of arrears as aforesaid, institute foreclosure action with reasonable promptness and shall prosecute the same through foreclosure sale in good faith and with due diligence and continuity; and

(3) such Leasehold Mortgagee, during all the times mentioned after the giving of such notice of intention and the payment of all arrears as aforesaid, shall, either through itself or by means of such receiver, maintain this Lease free from any further default.

In the event the foregoing conditions shall have been duly and timely fulfilled, and the leasehold estate created by this Lease shall have been duly acquired by such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee and such default shall have been duly cured and such Leasehold Mortgagee or the nominee of such Leasehold Mortgagee shall have assumed this Lease, then any default which the Lessee had failed to cure as aforesaid shall be deemed removed as to any such mortgagee-purchaser or any such nominee-purchaser and the right of Lessor to serve notice of termination of this Lease based upon Lessee’s failure to cure timely any such default, and suspended for the sole benefit of any such Leasehold Mortgagee for the periods of time, as hereinbefore in this Section 19.03 provided, pending due and timely compliance with the requirements and the due and timely fulfillment of the conditions by any such Leasehold Mortgagee aforesaid, shall be entirely eliminated as a result thereof. In the event however, such Leasehold Mortgagee fails to comply timely with the requirements and conditions of this Section 19.03, Lessor reserves the right to give by registered or certified mail, return receipt requested, a twelve (12) days written notice of such failure and, if such Leasehold Mortgagee shall then fail within such twelve (12) day period to remedy the matter complained of, or, if the same may not he remedied within said twelve (12) day period, to commence the remedying thereof within such twelve (12) day period and to proceed thereafter with due diligence and continuity and in good faith, Lessor’s right to give Lessee and such Leasehold Mortgagee by registered or certified mail, return receipt requested, fifteen (15) days written notice of the termination of this Lease shall no longer be suspended and Lessor’s right to serve the fifteen (15) days notice of the termination of this Lease shall be reinstated, and after the giving of such notice of termination by registered or certified mail, return receipt requested, to the Lessee and such Leasehold Mortgagee, and upon the expiration of said fifteen (15) days, this Lease and the term thereof shall end and expire as fully and completely as if the date of expiration of such fifteen (15) day period were the day therein definitely fixed for the end and expiration of this Lease and the term thereof and, if Lessee or such Leasehold Mortgagee is in possession either personally or by a receiver, the Lessee or such Leasehold Mortgagee or such receiver, as the case may be, shall then quit and peacefully surrender the Demised Premises to Lessor.

SECTION 19.04. Upon any expiration or termination of this Lease, Lessee shall quit and peacefully surrender the Demised Premises to Lessor, and Lessor, upon or at any time after any such expiration or termination, may without further notice, enter upon and re-enter the Demised Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and all other persons and property from the Demised Premises and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same; and, in the event of any such expiration or termination of this Lease, any amounts held by, or payable to, Lessor or any bank or trust company designated as provided in Sections 15.05 or 16.01, pursuant to the provisions of Articles 5, 9, 15 and 16 of this Lease, shall, subject to the provisions of the last sentence of Section 18.05 hereof, become the sole property of Lessor.

SECTION 19.05. At any time or from time to time after any such expiration or termination, Lessor may relet the Demised Premises or any part thereof, in the name of Lessor or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease) and on such conditions (which may include concessions or free rent) as Lessor, in its uncontrolled discretion, may determine and may collect and receive the rents therefor. Lessor shall in no way be responsible or liable for any failure to relet the Demised Premises or any part thereof, or for any failure to collect any rent due upon any such reletting.

SECTION 19.06. No such expiration or termination of this Lease shall relieve Lessee of its liabilities and obligations under this Lease, and such liabilities and obligations shall survive any such expiration or termination. In the event of any such expiration or termination, whether or not the Demised Premises or any part thereof shall have been relet, Lessee shall pay to Lessor a sum equal to the net rent and the additional rent required to be paid by Lessee up to the time of such expiration or termination of this Lease, and thereafter Lessee, until the end of what would have been the term of this Lease in the absence of such expiration or termination, shall be liable to Lessor for, and shall pay to Lessor, as and for liquidated and agreed current damages for Lessee’s default,

(a) the equivalent of the amount of the net rent and the additional rent which would be payable under this Lease by Lessee if this Lease were still in effect, less

(b) the net proceeds of any reletting effected pursuant to the provisions of Section 19.05 hereof, after deducting all Lessor’s expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys’ fees, alteration costs, and expenses of preparation for such reletting.

Lessee shall pay such current damages (herein called “deficiency”) to Lessor monthly on the days on which the net rent would have been payable under this Lease if this Lease were still in effect, and Lessor shall be entitled to recover from Lessee each monthly deficiency as the same shall arise. At any time after any such expiration or termination, whether or not Lessor shall have collected any monthly deficiencies as aforesaid, Lessor shall be entitled to recover from Lessee, and Lessee shall pay to Lessor, on demand, as and for liquidated and agreed final damages for Lessee’s default, an amount equal to the difference between the net rent and all additional rent reserved hereunder for the unexpired portion of the term demised and the then fair and reasonable rental value of the Demised Premises for the same period. In the computation of such damages the difference between any installment of rent becoming due hereunder after the date of such expiration or termination and the fair and reasonable rental value of the Demised Premises for the period for which such installment was payable shall be discounted to the date of what would otherwise have been the expiration of the then current term at the rate of four per cent (4%) per annum. If the Demised Premises or any part thereof be relet by the Lessor for the unexpired term of this Lease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable rental value for the part or the whole of the premises so relet during the term of the reletting.

Nothing herein contained shall limit or prejudice the right of the Lessor to prove for and obtain as liquidated damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the difference referred to above.

SECTION 19.07. Lessee hereby expressly waives, so far as permitted by law, the service of any notice of intention to enter or re-enter provided for in any statute, or of the institution of legal proceedings to that end, and Lessee, for and on behalf of itself and all persons claiming through or under Lessee (including but not limited to any Leasehold Mortgagee or other creditor) also waives any and all right of redemption or re-entry or re-possession or to redeem or to restore the operation of this Lease in case Lessee shall be dispossessed by a judgment or by warrant of any court or judge or in case of entry, re-entry or re-possession by Lessor or in case of any expiration or termination of this Lease. Lessor and Lessee, so far as permitted by law, hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other on any matters whatsoever arising out of, or in any way connected with this Lease, including but not limited to, the relationship of Lessor and Lessee, Lessee’s use or occupancy of the Demised Premises or any claim of injury or damage. The terms “enter”, “re-enter”, “entry” or “re-entry”, as used in this Lease are not restricted to their technical legal meaning,

SECTION 19.08. No failure by Lessor or by Lessee to insist upon the strict performance of any term, covenant, agreement, provision, condition or limitation of this Lease or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by the Lessor of full or partial rent during the continuance of any such breach, shall constitute a waiver of any such breach or of such term, covenant, agreement, provision, condition or limitation. No term, covenant, agreement, provision, condition or limitation of this Lease to be kept, observed or performed by Lessor or by Lessee, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Lessor or by Lessee, as the case may be. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant, agreement, provision, condition and limitation of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof. Lessee is hereby given the right to appoint, for the purposes of management of the Demised Premises and of paying rent and additional rent as required by this Lease for the account of Lessee, an independent management concern or a managing agent and, from time to time, to appoint substitutes, but upon the agreed conditions that Lessee shall not thereby be relieved of any of the duties and obligations of Lessee under this Lease and any party so paying shall not acquire any rights, by operation of law or otherwise, in and to this Lease, and Lessor shall not be obligated to examine into or determine the authority or validity of such appointments, or, by the acceptance of any such rents from anyone other than Lessee, be deemed to have been notified of a change in the status of the Lessee or to have waived any of Lessor’s rights under this Lease; and under the same agreed conditions Lessor shall accept payment of the net rent and any additional rent payable hereunder to Lessor from any Sublessee under a Sublease, to which Lessor has consented in writing, or a managing concern or a managing agent of any such Sublessee, which Sublessee or managing concern or agent shall have been authorized in writing to pay the same, after service upon Lessor of a duplicate original of such authorization executed by Lessee.

SECTION 19.09. In the event of any breach or threatened breach by Lessee of any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease, Lessor shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, re-entry, summary proceedings, and other remedies were not provided for in this Lease.

SECTION 19.10. Each right or remedy of Lessor provided for in this Lease shall be cumulative and shall be in addition to every other right or remedy provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Lessor of any one or more of the rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by Lessor of any or all other rights or remedies provided for in this Lease or now or hereafter existing at law or in equity or by statute or other law.

SECTION 19.11. Lessor agrees that any money judgment secured by Lessor against Lessee or any other partnership which shall hereafter become the owner of this Lease by assignment pursuant to the requirements of this Lease, shall be collected out of the partnership assets only and not out of the assets of any of the individual partners thereof or of any of the participants in the partnership interests therein.

ARTICLE 20

RENEWAL PRIVILEGES

SECTION 20.01. Provided, at the respective times hereinafter set forth for the exercise of renewal options, this Lease shall be in full force and effect, the term of this Lease may, subject to the conditions set forth in Section 20.03 hereof, at the option of Lessee by written notice to Lessor as in this Article 20 provided, be extended for four (4) successive periods of twenty-one (21) years each, each such period of twenty-one (21) years being in this Lease sometimes referred to as a renewal term, as follows:

First Renewal Term—January 5, 1992 to January 5, 2013

Second Renewal Term—January 5, 2013 to January 5, 2034

Third Renewal Term—January 5, 2034 to January 5, 2055

Fourth Renewal Term—January 5, 2055 to January 5, 2076

Lessee shall have the right to exercise the aforementioned options to renew by written notice to Lessor at the times specified as follows:

(a)	First Renewal Term—at any time from December 27, 1961, to January 5, 1990.

(b)	Second Renewal Term—at any time from January 5, 1992, to January 5, 2011.

(c)	Third Renewal Term—at any time from January 5, 2013, to January 5, 2032.

(d)	Fourth Renewal Term—at any time from January 5, 2034, to January 5, 2053.

Except as in this Lease otherwise specifically provided, each renewal term shall be upon the same terms, covenants, agreements, provisions, conditions and limitations as in this Lease provided, except further that:

(a) the net basic rent per annum for the first renewal term shall be ONE MILLION EIGHT HUNDRED FORTY THOUSAND AND 00/100 ($1,840,000.00) DOLLARS, payable in equal monthly instalments in advance on the 5th day of each calendar month and the net basic rent per annum for each of the last three (3) renewal terms shall be ONE MILLION SIX HUNDRED TEN THOUSAND AND 00/100 ($1,610,000.00) DOLLARS, payable in equal monthly instalments in advance on the 5th day of each calendar month; and

(b) if the obligation to pay improvement net rent shall have become effective during the initial term, the improvement net rent per annum for the first renewal term shall be a sum equal to 4% of the total disbursement made by Lessor pursuant to Section 9.02 of this Lease, payable in equal monthly instalments in advance on the 5th day of each calendar month and the improvement net rent per annum for each of the last three (3) renewal terms shall be a sum equal to 3 1/2% of the total amount so disbursed, payable in equal monthly instalments in advance on the 5th day of each calendar month.

Any monthly instalment of improvement net rent shall be combined with each monthly instalment of net basic rent and paid in one sum as net rent.

There shall be no privilege to Lessee of renewals of the term of this Lease beyond the Fourth Renewal Term referred to above. Payment of all additional rent on the part of Lessee to be made as in this Lease provided shall continue to be made during each of such renewal terms. Any termination of this Lease shall terminate any right of renewal hereunder.

SECTION 20.02. In the event that Lessee shall fail to exercise its option to renew the term of this Lease within the period prescribed in this Article 20 Lessor shall give prompt written notice of that fact to any Leasehold Mortgagee who shall have become entitled to notice as provided in Section 18.04 of this Lease, at the address last furnished to Lessor and, provided this Lease shall be in full force and effect, such Leasehold Mortgagee may, within thirty (30) days thereafter, exercise said option to renew by requesting in writing that a new lease, in form and substance as hereinafter mentioned, be made either to itself or to its nominee covering the applicable renewal period. Pursuant thereto Lessor shall, subject to the conditions set forth in Section 20.03 hereof, at such Leasehold Mortgagee’s sole cost and expense, including the cost and expense for preparation, printing, execution, delivery, and recording, and reasonable attorneys’ fees, execute with and deliver to, such Leasehold Mortgagee or its nominee, as the case may be, not later than fifteen (15) days prior to the commencement of such renewal term, a new lease of the Demised Premises for the renewal term in question at the rent, and upon and subject to the same subject clauses and to the same terms, covenants, agreements, provisions, conditions and limitations as are required to be inserted by the provisions of Section 18.05, including any remaining renewal option or options, as provided in this Article 20, but, without weakening the full force and effect of the provisions and conditions of Section 20.03 of this Lease, such new lease shall also include such additional terms, covenants, agreements, provisions, conditions and limitations as Lessor shall deem necessary to secure the timely discharge of all liabilities and the timely performance of all obligations of the next preceding Lessee which shall have accrued or which shall have originated prior to the execution and delivery of such new lease.

SECTION 20.03. Any exercise of option in respect of a renewal term, and the renewal term created by such exercise of option, shall cease to be of any force or effect if, prior to the date upon which such renewal term would otherwise commence the term of this Lease shall have been terminated as provided in Article 19; provided, however, that if a Leasehold Mortgagee shall have exercised the renewal option referred to in Section 20.02, or the Lessee shall have exercised a renewal option pursuant to Section 20.01 and, within the last two years of the then current term, this Lease shall have terminated and the Leasehold Mortgagee shall have become entitled to a new lease pursuant to the provisions of Section 18.05, the exercise of such option shall continue in full force and effect and the right to a renewal or a new lease arising out of such option shall inure to the benefit of the Leasehold Mortgagee; and if a Sublessee shall have become entitled to a new lease pursuant to the provisions of Section 18.14, the exercise of such option shall continue in full force and effect and the right to a renewal or a new lease arising out of such option shall inure to the benefit of the Sublessee, subject to the priority provisions in the last paragraph of Section 18.14.

ARTICLE 21

INVALIDITY OF PARTICULAR PROVISIONS

SECTION 21.01. If any provision of this Lease or the application thereof to any person or situation shall, to any extent, be held invalid or unenforceable, the remainder of this Lease, and the application of such provision to persons or situations other than those as to which it shall have been held invalid or unenforceable, shall not be affected thereby, and shall continue valid and be enforced to the fullest extent permitted by law.

ARTICLE 22

NOTICES

SECTION 22.01. All notices, demands or requests by Lessor to Lessee shall be deemed to have been properly served or given, if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Lessee at 60 East 42nd Street, New York 17, New York, in care of Wien, Lane and Klein, or to such other address in the City of New York and in care of such other party as Lessee may, from time to time, designate by written notice to Lessor. All notices, demands or requests by Lessee to Lessor shall be deemed to have been properly served or given if sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to Lessor to the attention of Regional Manager, at 233 Broadway, New York 7, New York, or to such other address and to the attention of such other party as Lessor may from time to time designate by written notice to Lessee.

SECTION 22.02. Notices, demands or requests which may or shall be served or given by registered or certified mail, return receipt requested, hereunder shall be deemed sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed by United States registered or certified mail, return receipt requested, postage prepaid, in the manner aforesaid in any Post Office or Branch Post Office regularly maintained by the United States Government in the State of New York or elsewhere, provided, however, that, if mailed outside of the State of New York and outside of the State of New Jersey, such notice, demand or request shall be deemed sufficiently served or given for all purposes hereunder at the expiration of two (2) days after the day in which such mailing shall occur.

ARTICLE 23

CONDITION OF AND TITLE TO DEMISED PREMISES

SECTION 23.01. Lessee represents that the Demised Premises, the title thereto, the possession and occupancy thereof, the sidewalks and structures adjoining the same, any surface and any subsurface conditions thereof, and the present uses and non-uses thereof, have been examined by Lessee and that Lessee accepts the same in the condition or state in which they now are, or any of them now is, without representation, covenant or warranty, express or implied, in fact or in law, by Lessor and without recourse to Lessor, as to the title thereto, possession or occupancy thereof and encumbrances thereon, appurtenances, the nature, condition or usability thereof or the use or uses to which the Demised Premises or any part thereof may be put.

ARTICLE 24

QUIET ENJOYMENT—CONVEYANCE BY LESSOR

SECTION 24.01. Lessee, upon paying the net rent and all additional rent herein provided for and keeping, observing or performing all the terms, covenants, agreements, provisions, conditions and limitations of this Lease on Lessee’s part to be kept, observed or performed, shall quietly have and enjoy the Demised Premises during the term of this Lease without hindrance or molestation by anyone lawfully claiming by, or through Lessor, subject, however, to the exceptions, reservations and conditions of this Lease.

SECTION 24.02. In the event Lessor herein or any successor owner of the Demised Premises shall convey or otherwise dispose of the Demised Premises, then, upon compliance with the requirements of Section 15.05 of Article 15 of this Lease and upon the transfer of any other monies or any other securities belonging to Lessee held by Lessor pursuant to the provisions of this Lease, to any such purchaser of the Demised Premises, all liabilities and obligations on the part of Lessor or successor owner as Lessor under this Lease, accruing after such conveyance or disposal, shall cease and terminate and each successor purchaser of the Demised Premises shall, without further agreement, be bound by Lessor’s covenants and obligations but only during the period of such ownership respectively. Nothing herein contained shall be construed to release Lessor or any successor owner as Lessor from any liability or obligation which otherwise accrued prior to the effective date of such conveyance or disposal.

ARTICLE 25

EXCAVATION AND SHORING

SECTION 25.01. If any excavation shall be made or contemplated to be made for building or other purposes upon property or avenues or streets adjacent to, or nearby the Demised Premises, Lessee, in compliance with all applicable provisions of law, either:

(a) shall afford to the person or persons causing or authorized to cause such excavation the right to enter upon the Demised Premises for the purpose of doing such work as such person or persons shall consider to be necessary to preserve any of the walls or structures from injury or damage and to support the same by proper foundations, or

(b) shall, at Lessee’s expense, do or cause to be done all such work as may be necessary to preserve any of such walls or structures from injury or damages and to support the same by proper foundations.

Lessee shall not, by reason of any such excavation or work, have any claim against Lessor for damages or indemnity or for suspension, diminution, abatement or reduction of rent under this Lease.

ARTICLE 26

ARBITRATION

SECTION 26.01. The arbitration of disputes between the Lessor and Lessee as provided in Sections 7.05, 12.03, 16.03, 16.06 and 16.08 of this Lease shall be conducted in the manner set forth in this Article 26.

SECTION 26.02. The party desiring such arbitration shall give written notice to that effect to the other party and shall in such notice appoint a disinterested person of recognized competence in the field involved as one of the arbitrators. Within fifteen (15) days thereafter, the other party shall by written notice to the original party appoint a second disinterested person of recognized competence in such field as an arbitrator. The arbitrators thus appointed shall appoint a third disinterested person of recognized competence in such field, and such three arbitrators shall as promptly as possible determine such matter, provided, however, that

(a) if the second arbitrator shall not have been appointed as aforesaid, the first arbitrator shall proceed to determine such matter; and

(b) if the two arbitrators appointed by the parties shall be unable to agree, within fifteen (15) days after the appointment of the second arbitrator, upon the appointment of a third arbitrator, they shall give written notice of such failure to agree to the parties, and, if the parties fail to agree upon the selection of such third arbitrator within fifteen (15) days after the arbitrators appointed by the parties give notice as aforesaid, then within twelve (12) days thereafter either of the parties upon, written notice to the other party hereto may request such, appointment by the New York City office of the American Arbitration Association (or any organization successor thereto), or, in its absence, refusal, failure or inability to act, request such appointment by the then President of the Association of the Bar of the City of New York (or any organization successor thereto), or in his absence, refusal, failure or inability to act, may apply for such appointment to the Supreme Court of the State of New York or to any other court having jurisdiction and exercising functions similar to those now exercised by the Supreme Court of the State of New York.

SECTION 26.03. Lessor and Lessee shall each be entitled to present evidence and argument to the arbitrators. The arbitrator or arbitrators shall have the right only to interpret and apply the terms, covenants, agreements, provisions, conditions and limitations of this Lease, and may not change any such terms, covenants, agreements, provisions, conditions or limitations or deprive any party to this Lease of any right or remedy expressly or impliedly provided in this Lease.

SECTION 26.04. The determination of the majority of the arbitrators or of the sole arbitrator, as the case may be, shall be conclusive upon the parties and judgment upon the same may be entered in any court having jurisdiction thereof. The arbitrators shall give written notice to the parties stating their determination, and shall furnish to each party a copy of such determination signed by them.

SECTION 26.05. In the event of the failure, refusal or inability of any arbitrator to act, a new arbitrator shall be appointed in his stead, which appointment shall be made in the same manner as hereinbefore provided for the appointment of the arbitrator so failing, refusing or unable to act.

SECTION 26.06. Any decision reached by arbitration as provided in this Article 26, which, pursuant to the terms, covenants, agreements, provisions, conditions and limitations of this Lease requires performance by Lessee, Lessee covenants and agrees to commence such performance promptly after the date of such decision, and to continue such performance to completion with due diligence and in good faith. If Lessee shall not then be in default in keeping, observing or performing any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Lessee’s part to be kept, observed or performed, Lessor covenants and agrees to comply promptly with any decision with respect to allocations of awards as may be determined after submission to arbitration as provided in Section 16.08 of this Lease.

SECTION 26.07. The expenses of arbitration shall be borne equally by Lessor and Lessee.

ARTICLE 27

DEFINITION OF CERTAIN TERMS, ETC.

SECTION 27.01. For purposes of this Lease, unless the context otherwise requires:

(a) The term “Demised Premises” shall mean the land with the buildings and improvements thereon as described on pages 4 and 5 of Article I of this Lease, including the Building.

(b) The term “Building” shall mean the buildings and improvements and so much of their contents as is defined on pages 4 and 5 of Article I of this Lease as the same existed at the date of the commencement of the term of this Lease and any future renewals, replacements, additions and substitutes of, to and for the same.

(c) The term “Lessor” shall mean Landlord, these terms being mutually interchangeable, and shall also mean only the owner for the time being of the Demised Premises.

(d) The term “Lessee” shall mean Tenant, these terms being mutually interchangeable, and shall mean any party in possession of the Demised Premises, either physically or in legal effect, pursuant to the terms of this Lease and shall be deemed to include the plural. As used in subdivisions (e) and (f) of Section 19.01 of Article 19 hereof, the term shall mean, whenever there is more than one Lessee, any one of such Lessees.

(e) The term “Lease” shall mean this Lease and the leasehold estate created thereby.

(f) The term “space lease” shall mean a lease or license (other than this Lease) or other agreement for the use or occupancy of space or location in or on the Building. The term “space lessee” shall mean any tenant or licensee of space or location in or on the Building or any holder of an agreement for such space or location. The term “subrent” shall mean any rent or other charge for such use or occupancy.

(g) The term “Sublease” shall mean a sublease of the Demised Premises in their entirety and to which Lessor has given Lessor’s written consent. The term “Sublessee” shall mean the owner of any such Sublease who has received the written approval of Lessor.

(h) The term “Fee Mortgage” shall mean a mortgage on the Demised Premises, subject and subordinate to this Lease, and shall be deemed to include a trust indenture under which the Demised Premises shall have been mortgaged. The term “Fee Mortgagee” shall mean the Mortgagee under any such mortgage and the successors or assigns of such Mortgagee, and shall be deemed to include the trustee under any such trust indenture and the successors or assigns of such trustee.

(i) The term “Leasehold Mortgage” shall mean a mortgage, pursuant to the terms of this Lease, on the leasehold interest of Lessee in the Demised Premises and shall be deemed to include a trust indenture under which this Lease shall have been mortgaged. The term “Leasehold Mortgagee” shall mean the Mortgagee under any such mortgage and the successors or assigns of such Mortgagee, and shall be deemed to include the trustee under any such trust indenture and the successors or assigns of such trustee.

(j) The term “term of this Lease” or words of similar import shall mean the initial term and any renewal term which has become effective.

(k) Any reference made in this Lease to the termination of this Lease shall be deemed to include any termination thereof by expiration, or pursuant to Article 19 of this Lease, or pursuant to Section 15.03 of this Lease, or otherwise.

(l) The term “unavoidable delays” shall mean delays due to strikes, acts of God, inability to obtain labor or materials, governmental restrictions, enemy action, civil commotion, fire, unavoidable casualty or similar causes beyond the reasonable control of Lessee.

(m) The term “partnership” as used in this Lease shall be restricted to mean only that type of partnership which is to carry-on, conduct or transact its business under such a partnership name that shall require its members to file in the County Clerk’s Office a Certificate sworn to or signed and acknowledged by the members of the partnership in compliance with, as to a general partnership, Section 440 of the Penal Law or, as to a limited partnership, Section 91 of the Partnership Law, or in compliance with any other statute hereafter enacted, amendatory thereof, or in substitution therefor; and which partnership, by the provisions of the partnership agreement, may not be dissolved during its ownership of this Lease.

(n) The term “Real Estate Investment Trust” as used in this Lease shall mean a trust organized and existing under the laws of the State of New York, which is permitted to hold title to real estate and leases of real estate, and which shall maintain an office within the County of New York.

SECTION 27.02. The captions of this Lease are for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

SECTION 27.03. The table of contents preceding this Lease but under the same cover is for the purpose of convenience and reference only and is not to be deemed or construed in any way as part of this Lease, nor as supplemental thereto or amendatory thereof.

SECTION 27.04. It is the intention and the agreement of the Lessor and Lessee that the so-called modified part of this Lease shall be considered complete and entire in and of itself and that none of the terms, covenants, agreements, provisions, conditions and limitations of said Ground Lease shall he used or relied upon in construing any of the terms, covenants, agreements, provisions, conditions or limitations of this Lease; and it is further acknowledged and agreed that in the preparation of this Lease indistinguishable contributions were made by representatives of both the Lessor and Lessee and that Lessor and Lessee each waives any and all rights, either in law or in equity, to have this Lease or any part thereof interpreted in favor of one over the other. This Lease shall be construed and enforced in accordance with the laws of the State of New York.

ARTICLE 28

CERTIFICATES BY LESSOR AND LESSEE

SECTION 28.01. Lessee agrees at any time and from time to time upon not less than twenty (20) days’ prior written notice by Lessor to execute, acknowledge and deliver to Lessor a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications), and the dates to which the net rent and the additional rent have been paid, and stating whether or not Lessee is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if in default, specifying each such default, it being intended that any such statement delivered pursuant to this Section 28.01 may he relied upon by the Lessor or any prospective purchaser of the fee or any Mortgagee thereof or any assignee of any Mortgage upon the fee of the Demised Premises.

SECTION 28.02. Lessor agrees at any time and from time to time upon not less than twenty (20) days’ prior written notice by Lessee or by any Leasehold Mortgagee to execute, acknowledge and deliver to Lessee or to any Leasehold Mortgagee a statement in writing certifying that this Lease is unmodified and in full force and effect (or if there shall have been modifications that the Lease is in full force and effect as modified and stating the modifications) and the dates to which the net rent and the additional rent have been paid, and stating whether or not to the best knowledge of Lessor, Lessee is in default in keeping, observing or performing any term, covenant, agreement, provision, condition or limitation contained in this Lease and, if the Lessee shall be in default, specifying each such default of which Lessor may have knowledge, it being intended that any such statement delivered pursuant to this Section 28.02 may be relied upon by any prospective assignee of the Lessee’s interest in this Lease or any Leasehold Mortgagee or any assignee of any Leasehold Mortgage, but reliance on such certificate may not extend to any default of the Lessee as to which Lessor shall have had no actual knowledge.

ARTICLE 29

COVENANTS TO BIND AND BENEFIT RESPECTIVE PARTIES

SECTION 29.01. The terms, covenants, agreements, provisions, conditions and limitations herein contained shall bind and inure to the benefit of Lessor, its successors and assigns, and Lessee, its successors and assigns, except as otherwise provided herein.

This instrument has been executed in three counterparts, each of which, when so executed, shall be deemed to be an original, and such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease to be executed and their respective seals to be hereunto affixed.

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By	/s/ John G. Jewett
John G. Jewett, Vice-President

Attest:

/s/ Wm. D. Freeston
Wm. D. Freeston, Secretary

EMPIRE STATE BUILDING ASSOCIATES

By	/s/ Lawrence A. Wien	L.S.
Lawrence A. Wien, Partner

By	/s/ Henry W. Klein	L.S.
Henry W. Klein, Partner

By	/s/ Peter L. Malkin	L.S.
Peter L. Malkin, Partner

STATE OF NEW JERSEY	}
COUNTY OF ESSEX	}	ss.:
CITY OF NEWARK	}

I, L. E. Pearson, a Commissioner for the State of New York, residing in the Town of Kearny in the County of Hudson, and State of New Jersey do certify that on the 27th day of December, in the year of our Lord one thousand nine hundred and sixty-one, before me in the city of Newark, in the county of Essex aforesaid, personally came JOHN G. JEWETT, to me known, who, being by me duly sworn, did depose and say that he resides at 57 Glenview Road, South Orange, New Jersey; that he is the Vice President of The Prudential Insurance Company of America, the corporation described in and which executed the above instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at Newark in the county and State aforesaid, this 27th day of December, A.D. one thousand nine hundred and sixty-one

/s/ L. E. PEARSON
L. E. PEARSON A Commissioner for the State of New York. New York County Register #S-65-P-15. New York County Clerk # Misc. 74/1961. Commission expires Jan. 9, 1965.

STATE OF NEW JERSEY	}
COUNTY OF ESSEX	}	ss.:
CITY OF NEWARK	}

On this 27th day of December, 1961, before me personally came LAWRENCE A. WIEN, HENRY W. KLEIN and PETER L. MALKIN to me known and known to me to be members of the co-partnership of EMPIRE STATE BUILDING ASSOCIATES, the firm described in and which executed the foregoing instrument and said LAWRENCE A. WIEN, HENRY W. KLEIN and PETER L. MALKIN acknowledged that they executed the foregoing instrument for and in behalf of said co-partnership.

/s/ L. E. PEARSON
L. E. PEARSON A Commissioner for the State of New York. New York County Register #S-65-P-15. New York County Clerk # Misc. 74/1961. Commission expires Jan. 9, 1965.